Annex I



                       SPRINT CORPORATION
               Consolidated Financial Information





CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)                                                Sprint Corporation
(millions)
--------------------------------------------- ----------------------------------- ----------------------------------
                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
--------------------------------------------- ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Operating Revenues                        $       5,111     $      4,335      $     14,756     $      12,600
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Expenses
   Costs of services and products                     2,531            2,166             7,326             6,363
   Selling, general and administrative                1,709            1,318             4,881             3,729
   Depreciation and amortization                        935              703             2,675             1,961
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

   Total operating expenses                           5,175            4,187            14,882            12,053
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Income (Loss)                                 (64)             148              (126)              547

Interest expense                                       (207)            (189)             (613)             (529)
Equity in loss of Global One                            (71)             (33)             (195)             (120)
Other partners' loss in Sprint PCS                        -              368                 -             1,008
Other income (expense), net                              (7)              47                72               155
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Income (Loss) before income taxes and
   extraordinary items                                 (349)             341              (862)            1,061

Income taxes                                             93             (102)              238              (400)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Income (Loss) before Extraordinary Items               (256)             239              (624)              661
Extraordinary items, net                                  -               -                (21)               (4)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Income (Loss)                             $        (256)             239      $       (645)              657
Preferred stock dividends paid                --- -------------           -       -- -------------            (1)
                                                                -- --------------                  --- -------------

Earnings applicable to common stock                             $        239                       $         656
                                                                -- --------------                  --- -------------
























                      See accompanying Condensed Notes to Consolidated Financial Statements.




CONSOLIDATED STATEMENTS OF OPERATIONS (continued)                                                Sprint Corporation
(Unaudited)
(millions, except per share data)
--------------------------------------------------------------------------------------------------------------------
Quarters Ended September 30,                                                1999           1999            1998
--------------------------------------------------------------------------------------------------------------------
                                                                     -----------------------------------------------
                                                                            FON             PCS           Sprint
                                                                         Common           Common          Common
                                                                           Stock           Stock           Stock
                                                                     -----------------------------------------------

   Earnings (Loss) Applicable to Common Stock                          $       361    $      (619)    $        239
                                                                     -----------------------------------------------

   Diluted Earnings (Loss) per Common Share                            $      0.41    $     (1.31)    $       0.54
                                                                     -----------------------------------------------
   Diluted weighted average common shares                                    886.7          473.3            439.5
                                                                     -----------------------------------------------

   Basic Earnings (Loss) per Common Share                              $      0.42    $     (1.31)    $       0.55

                                                                     -----------------------------------------------
   Basic weighted average common shares                                      869.4          473.3            431.6
                                                                     -----------------------------------------------

   DIVIDENDS PER COMMON SHARE
     Sprint common stock                                                    N/A             N/A      $       0.25
                                                                     -----------------------------------------------
     FON common stock                                                  $     0.125          N/A            N/A
                                                                     -----------------------------------------------



--------------------------------------------------------------------------------------------------------------------
Year-to-Date September 30,                                                  1999           1999            1998
--------------------------------------------------------------------------------------------------------------------
                                                                     -----------------------------------------------
                                                                            FON             PCS           Sprint
                                                                         Common           Common       Common Stock
                                                                           Stock           Stock
                                                                     -----------------------------------------------

   Earnings (Loss) Applicable to Common Stock                          $     1,156    $    (1,807)   $        656
                                                                     -----------------------------------------------

   Diluted Earnings (Loss) per Common Share
      Income (Loss) before extraordinary items                         $      1.31    $     (3.92)   $       1.50
      Extraordinary items, net                                                  -           (0.05)            -
--------------------------------------------------------------------------------------------------------------------

   Total                                                               $      1.31    $     (3.97)   $       1.50
                                                                     -----------------------------------------------
  Diluted weighted average common shares                                     884.3          455.1           438.7
                                                                     -----------------------------------------------

   Basic Earnings (Loss) per Common Share
      Income (Loss) before extraordinary items                         $      1.33    $     (3.92)   $       1.53
      Extraordinary items, net                                                  -           (0.05)          (0.01)
--------------------------------------------------------------------------------------------------------------------

   Total                                                               $      1.33    $     (3.97)   $       1.52

                                                                     -----------------------------------------------
   Basic weighted average common shares                                      866.4          455.1           430.7
                                                                     -----------------------------------------------

   DIVIDENDS PER COMMON SHARE
     Sprint common stock                                                    N/A             N/A      $       0.75
                                                                     -----------------------------------------------
     FON common stock                                                  $     0.375          N/A            N/A
                                                                     -----------------------------------------------


  Note:  As  discussed in Note 1 of Condensed  Notes to  Consolidated  Financial
         Statements, the Recapitalization occurred in November 1998. As a result, basic and diluted earnings per common share for Sprint common stock reflects earnings through the Recapitalization date, while basic and diluted earnings (loss) per common share for FON common stock and PCS common stock reflects results subsequent to that date. In the 1999 second quarter, Sprint effected a two-for-one stock split of its FON common stock.

N/A = Not applicable



                      See accompanying Condensed Notes to Consolidated Financial Statements.



CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)                                           Sprint Corporation
(Unaudited)
(millions)

--------------------------------------------- ----------------------------------- ----------------------------------
                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
--------------------------------------------- ----------------------------------- ----------------------------------
--------------------------------------------- ----------------- ----------------- ---------------- -----------------
                                                    1999              1998             1999              1998
--------------------------------------------- ----------------- ----------------- ---------------- -----------------

Net Income (Loss)                             $     (256)       $       239       $      (645)     $        657
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Other Comprehensive Income (Loss)

Unrealized holding gains (losses) on
   securities                                         (4)                 6                -                 13
Income taxes                                           2                 (2)               -                 (5)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net unrealized holding gains (losses) on
   securities during the period                       (2)                 4                -                  8
Reclassification adjustment, net of tax                -                  -               (57)                -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total net unrealized holding gains (losses)
   on securities                                      (2)                 4               (57)                8
Foreign currency translation adjustments               -                  -                -                 (2)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total other comprehensive income (loss)               (2)                 4               (57)                6
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Comprehensive Income (Loss)                   $     (258)       $       243       $      (702)     $        663
                                              --- ------------- -- -------------- -- ------------- --- -------------


































                      See accompanying Condensed Notes to Consolidated Financial Statements.



CONSOLIDATED BALANCE SHEETS                                                                          Sprint Corporation
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                       September 30,     December 31,
                                                                                            1999             1998
-------------------------------------------------------------------------------------------------------------------------
                                                                                          (Unaudited)
Assets
     Current assets
       Cash and equivalents                                                            $          426    $          605
       Accounts receivable, net of allowance for doubtful accounts of
          $251 and $186                                                                         3,298             2,690
       Inventories                                                                                694               477
       Prepaid expenses                                                                           340               260
       Income tax receivable                                                                      338               171
       Investments in equity securities                                                           339                 -
       Other                                                                                      154               184
-------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                     5,589             4,387

     Investments in equity securities                                                              46               489

     Property, plant and equipment
       FON Group                                                                               27,121            25,156
       PCS Group                                                                                8,572             6,988
-------------------------------------------------------------------------------------------------------------------------
       Total property, plant and equipment                                                     35,693            32,144
       Accumulated depreciation                                                               (14,917)          (13,161)
-------------------------------------------------------------------------------------------------------------------------
       Net property, plant and equipment                                                       20,776            18,983

     Investments in and advances to affiliates                                                    747               645

     Intangible assets
        Goodwill                                                                                5,654             3,701
        PCS licenses                                                                            3,062             3,037
        Other                                                                                   1,493             1,137
-------------------------------------------------------------------------------------------------------------------------
        Total intangible assets                                                                10,209             7,875
        Accumulated amortization                                                                 (616)             (182)
-------------------------------------------------------------------------------------------------------------------------
        Net intangible assets                                                                   9,593             7,693

     Other assets                                                                               1,233             1,033
-------------------------------------------------------------------------------------------------------------------------


    Total                                                                              $       37,984    $       33,230
                                                                                      -----------------------------------























                      See accompanying Condensed Notes to Consolidated Financial Statements.




CONSOLIDATED BALANCE SHEETS (continued)                                                              Sprint Corporation
(millions, except per share data)
-------------------------------------------------------------------------------------------------------------------------
                                                                                       September 30,     December 31,
                                                                                            1999             1998
-------------------------------------------------------------------------------------------------------------------------
                                                                                         (Unaudited)
Liabilities and Shareholders' Equity
     Current liabilities
       Current maturities of long-term debt                                             $       1,005    $         247
       Accounts payable                                                                         1,511            1,655
       Construction obligations                                                                   936              979
       Accrued interconnection costs                                                              723              592
       Accrued taxes                                                                              225              439
       Advance billings                                                                           304              229
       Other                                                                                    1,614            1,299
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                                6,318            5,440
-------------------------------------------------------------------------------------------------------------------------

     Long-term debt and capital lease obligations                                              14,376           11,942

     Deferred credits and other liabilities
       Deferred income taxes and investment tax credits                                         1,905            1,830
       Postretirement and other benefit obligations                                             1,056            1,064
       Other                                                                                      563              506
-------------------------------------------------------------------------------------------------------------------------
       Total deferred credits and other liabilities                                             3,524            3,400


     Shareholders' equity
       Common stock
         Class A, par value  $2.50 per  share,  200.0  shares  authorized,  86.2 shares issued and outstanding (each share represents the right to
            one FON share and1/2PCS share)                                                        216              216
         FON, par value $2.00 per share, 4,200.0 shares authorized, 787.5 and 350.3
            shares issued and 785.2 and 344.5 shares outstanding                                1,575              701
         PCS, par value $1.00 per share, 2,350.0 shares authorized, 431.0 and 375.4
            shares issued and 431.0 and 372.7 shares outstanding                                  431              375
       PCS preferred stock, no par, 0.3 shares authorized, 0.2 shares issued and
         outstanding                                                                              247              247
       Capital in excess of par or stated value                                                 8,881            7,586
       Retained earnings                                                                        2,549            3,651
       Treasury stock, at cost, FON - 2.3 and 5.8 shares, PCS - 0.0 and 2.7 shares               (181)            (426)
       Accumulated other comprehensive income                                                      47              104
       Other                                                                                        1               (6)
-------------------------------------------------------------------------------------------------------------------------

       Total shareholders' equity                                                              13,766           12,448
-------------------------------------------------------------------------------------------------------------------------

    Total                                                                               $      37,984    $      33,230
                                                                                      -----------------------------------















                      See accompanying Condensed Notes to Consolidated Financial Statements.



CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)                                                   Sprint Corporation
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Year-to-Date September 30,                                                                 1999             1998
------------------------------------------------------------------ ----------------- ----------------- ----------------

Operating Activities

Net income (loss)                                                                     $       (645)    $        657
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Equity in net losses of affiliates                                                        244              825
     Extraordinary items, net                                                                   21                -
     Depreciation and amortization                                                           2,675            1,427
     Deferred income taxes and investment tax credits                                           16               21
     Changes in assets and liabilities:
         Accounts receivable, net                                                             (606)             (20)
         Inventories and other current assets                                                 (637)             (28)
         Accounts payable and other current liabilities                                        402              553
         Noncurrent assets and liabilities, net                                                (95)             (69)
     Other, net                                                                                 (3)              14
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash provided by operating activities                                                    1,372            3,380
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Investing Activities

Capital expenditures                                                                        (4,035)          (2,992)
Investments in and loans to affiliates, net                                                   (397)            (703)
Purchase of fixed wireless broadband companies, net of cash acquired                          (271)               -
Other, net                                                                                     (81)             (14)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash used by investing activities                                                       (4,784)          (3,709)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Financing Activities

Proceeds from long-term debt                                                                 4,944              946
Payments on long-term debt                                                                  (2,417)            (247)
Proceeds from common stock issued                                                              967               49
Dividends paid                                                                                (328)            (292)
Treasury stock purchased                                                                       (48)            (235)
Other, net                                                                                     115               54
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash provided by financing activities                                                    3,233              275
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Decrease in Cash and Equivalents                                                              (179)             (54)
Cash and Equivalents at Beginning of Period                                                    605              102
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Cash and Equivalents at End of Period                                                 $        426     $         48
                                                                                     --- ------------- -- -------------










                      See accompanying Condensed Notes to Consolidated Financial Statements.





CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (Unaudited)                                          Sprint Corporation
(millions)
----------------------------------------------------------------------------------------------------------------------
Year-to-Date September 30, 1999
----------------------------------------------------------------------------------------------------------------------

                                                          PCS
                                    Sprint               Common      Capital
                                   Class A     FON        and       In Excess
                                    Common    Common   Preferred    of Par or   Retained   Treasury
                                    Stock     Stock      Stock       Stated     Earnings   Stock    Other    Total
                                                                     Value
----------------------------------------------------------------------------------------------------------------------
Beginning 1999 balance            $   216   $   701   $   622     $  7,586     $  3,651   $ (426)  $   98  $ 12,448
Net loss                              -         -          -            -         (645)       -       -       (645)
FON common stock dividends            -         -          -            -         (282)       -       -       (282)
Class A common stock dividends        -         -          -            -          (43)       -       -        (43)
PCS preferred stock dividends         -         -          -            -           (5)       -       -         (5)
FON Series 3 common stock issued      -         1           -           28          -         -       -         29
PCS Series 1 common stock issued      -         -          25          669          -         -       -        694
PCS Series 2 common stock issued      -         -          24        1,122          -         -       -      1,146
PCS Series 3 common stock issued      -         -           7          175          -         -       -        182
Two-for-one stock split               -        873         -          (873)         -         -       -         -
Treasury stock purchased              -         -          -            -           -       (48)      -        (48)
Treasury stock issued                 -         -          -            -         (125)     293       -        168
Tax benefit from stock options
  exercised                           -         -          -           140          -         -       -        140
Other, net                            -         -          -            34          (2)       -      (50)      (18)
----------------------------------------------------------------------------------------------------------------------

September 1999 balance            $   216   $1,575    $   678     $  8,881     $ 2,549    $(181)   $  48   $13,766
                                --------------------------------------------------------------------------------------


Shares Outstanding
------------------------------------------------------------------
Beginning 1999 balance                86.2     344.5     372.9
FON Series 3 common stock issued      -          0.7       -
PCS Series 1 common stock issued      -         -         24.9
PCS Series 2 common stock issued      -         -         24.3
PCS Series 3 common stock issued      -         -          6.4
Two-for-one stock split               -        433.5       -
Treasury stock purchased              -         (0.6)      -
Treasury stock issued                 -          7.1       2.7
------------------------------------------------------------------

September 1999 balance                86.2     785.2     431.2
                                   -------------------------------
























                      See accompanying Condensed Notes to Consolidated Financial Statements.

CONDENSED NOTES TO CONSOLIDATED                               Sprint Corporation
FINANCIAL STATEMENTS (Unaudited)



The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the consolidated interim financial statements reflect all adjustments, consisting only of normal recurring accruals, needed to fairly present Sprint Corporation's consolidated financial position, results of operations, cash flows and comprehensive income.

Certain information and footnote disclosures normally included in consolidated financial statements prepared according to generally accepted accounting principles have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1998 Form 10-K. Operating results for the 1999 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 1999.

--------------------------------------------------------------------------------
1. PCS Restructuring and Recapitalization
--------------------------------------------------------------------------------

In November 1998, Sprint's shareholders approved the formation of the FON Group and the PCS Group and the creation of the FON stock and the PCS stock. In addition, Sprint purchased the remaining ownership interests in Sprint Spectrum Holding Company, L.P. and PhillieCo, L.P. (together, Sprint PCS), other than a minority interest in Cox Communications PCS, L.P. (Cox PCS). Sprint acquired these ownership interests from Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc. (the Cable Partners). In exchange, Sprint issued the Cable Partners special low-vote PCS shares and warrants to acquire additional PCS shares. Sprint also issued the Cable Partners shares of a new class of preferred stock convertible into PCS shares. The purchase of the Cable Partners' interests is referred to as the PCS Restructuring.

Also in November 1998, Sprint reclassified each of its publicly traded common shares into one share of FON stock and 1/2 share of PCS stock. This recapitalization was tax-free to shareholders. Each Class A common share owned by France Telecom S.A. (FT) and Deutsche Telekom AG (DT) was reclassified to represent an equity interest in the FON Group and the PCS Group that entitles FT and DT to one share of FON stock and 1/2 share of PCS stock. These transactions are referred to as the Recapitalization.

In connection with the PCS Restructuring, FT and DT purchased 5.1 million additional PCS shares to maintain their combined 20% voting power in Sprint.

The PCS stock is intended to reflect the performance of Sprint's domestic wireless personal communication services (PCS) operations. The FON stock is intended to reflect the performance of all of Sprint's other operations.

--------------------------------------------------------------------------------
2. Basis of Consolidation and Presentation
--------------------------------------------------------------------------------

The consolidated financial statements include the accounts of Sprint and its wholly owned and majority-owned subsidiaries. Sprint PCS' 1998 results of operations have been consolidated. The Cable Partners' share of losses through the PCS Restructuring date has been reflected as "Other partners' loss in Sprint PCS" in the Consolidated Statements of Operations. Sprint PCS' financial position has been reflected on a consolidated basis at year-end 1998. Sprint's 1998 year-to-date cash flows reflect the FON Group's operations as well as the operations of SprintCom, Inc. and Sprint's investment in Sprint PCS.

Investments in entities in which Sprint exercises significant influence, but does not control, are accounted for using the equity method (see Note 4).

The consolidated financial statements are prepared using generally accepted accounting principles. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or shareholders' equity as previously reported.

--------------------------------------------------------------------------------
3. Acquisitions
--------------------------------------------------------------------------------

In the 1999 third quarter, Sprint closed on its acquisitions of People's Choice TV Corp. (PCTV) and American Telecasting, Inc. (ATI).

PCTV owns fixed wireless broadband licenses in several major markets in the Midwest and Southwest. Sprint paid $152 million in cash for the outstanding common and convertible preferred stock. In addition, Sprint assumed the $334 million par value debt of PCTV, consisting mainly of senior discount notes. These notes were retired, prior to scheduled maturities, in the 1999 fourth quarter (see Note 11).

ATI owns fixed wireless broadband licenses in several major markets in the North Central and Western United States. Sprint paid $171 million in cash for ATI's outstanding stock. In addition, Sprint assumed the $283 million par value debt of ATI, consisting mainly of senior discount notes. These notes were retired, prior to scheduled maturities, in the 1999 fourth quarter (see Note 11).

These acquisitions were accounted for as purchases. As a result, the financial statements of PCTV and ATI have been consolidated in Sprint's consolidated financial statements after the acquisition dates. The excess of the purchase price over the net liabilities acquired was preliminarily allocated to goodwill, and is being amortized on a straight-line basis over 40 years.

In the 1999 second quarter, Cox Communications, Inc. exercised a put option requiring Sprint to purchase the remaining 40.8% interest in Cox PCS. Sprint issued 24.3 million shares of low-vote PCS stock in exchange for this interest. At that time, the shares were valued at $1.1 billion. Sprint accounted for the transaction as a purchase. The excess of the purchase price over the fair value of the net liabilities acquired totaled $1.2 billion and was allocated mainly to goodwill, which is being amortized over 40 years.

--------------------------------------------------------------------------------
4. Investments
--------------------------------------------------------------------------------



At the end of September 1999, investments accounted for using the equity method consisted of the FON Group's investments in Global One, EarthLink, Call-Net and other strategic investments.

In November 1998, Sprint assumed 100% ownership of Sprint PCS; as a result, Sprint consolidated Sprint PCS' results in 1998. Combined, summarized financial information (100% basis) of entities, exclusive of Sprint PCS, accounted for using the equity method was as follows:




                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Results of operations
  Net operating revenues                      $       653       $       628       $     1,917      $      1,680
                                              --- ------------- -- -------------- -- ------------- --- -------------
  Operating loss                              $      (239)      $      (150)      $      (632)     $       (376)
                                              --- ------------- -- -------------- -- ------------- --- -------------
  Net loss                                    $      (302)      $      (192)      $      (852)     $       (493)
                                              --- ------------- -- -------------- -- ------------- --- -------------
Sprint's net losses in affiliates             $       (95)      $       (54)      $      (244)     $       (140)
                                              --- ------------- -- -------------- -- ------------- --- -------------


--------------------------------------------------------------------------------
5. Income Taxes
--------------------------------------------------------------------------------

The differences that caused Sprint's effective income tax rates to vary from the 35% federal statutory rate were as follows:

                                    Year-to-Date
                                   September 30,
                              -------------------------
                                 1999          1998
-------------------------------------------------------
                                     (millions)
Income tax expense (benefit)
   at the federal statutory   $    (302)  $     371
   rate
Effect of:
   State income taxes, net
     of federal income tax           11          27
     effect
   Equity in losses of
     foreign joint ventures          35          10
   Goodwill amortization             25           -
   Other, net                        (7)         (8)
-------------------------------------------------------

Income tax expense (benefit)  $    (238)  $     400
                              -------------------------

Effective income tax rate          27.6%       37.7%
                              -------------------------


--------------------------------------------------------------------------------
6.  Long-term Debt and Capital Lease Obligations
--------------------------------------------------------------------------------

In the 1999 third quarter, Sprint filed a shelf registration statement with the SEC covering $4.0 billion of senior unsecured debt securities. When issued, the proceeds will be used mainly to repay debt. Sprint may also use a portion of the proceeds for general purposes, including working capital requirements, acquisitions, and new capital investments. Debt resulting from these borrowings will be allocated to the FON Group or the PCS Group based on their cash requirements.

In August 1999, Sprint borrowed $250 million from a financial institution. These borrowings mature in 2002 and have variable interest rates.

In June 1999, Sprint entered into a $1.0 billion financing agreement to sell, on a continuous basis with recourse, an undivided percentage ownership interest in a designated pool of its accounts receivable. Subsequent collections of receivables sold to investors are typically reinvested in new receivables. Sprint borrowed $500 million under this agreement in the 1999 third quarter.

Proceeds from these borrowings were mainly used for new capital investments and acquisitions.

In the 1999 second quarter, Sprint issued $3.5 billion of 5-year, 10-year and 20-year senior notes registered with the SEC. These notes have interest rates ranging from 5.9% to 6.9%. The proceeds were used mainly to repay existing debt.

--------------------------------------------------------------------------------
7. Stock Split
--------------------------------------------------------------------------------

In April 1999, Sprint's Board of Directors approved a two-for-one stock split of Sprint FON stock in the form of a dividend payable in Sprint FON shares. New shares were issued on June 4, 1999 to shareholders of record on May 13, 1999. A comparable dividend was paid on the Class A common stock owned by FT and DT. FON Group earnings per common share, dividends per common share and weighted average common shares for the prior periods have been restated to reflect the stock split.

--------------------------------------------------------------------------------
8. Litigation, Claims and Assessments
--------------------------------------------------------------------------------

Seven purported class action suits were filed by shareholders in connection with the proposed merger of Sprint and MCI/WorldCom. The suits allege that Sprint's directors breached their fiduciary duties, and certain other duties, to shareholders by entering into the merger agreement with MCI/WorldCom. Management believes that the plaintiffs' claims are without merit.

Various other suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to Sprint's consolidated financial statements.

--------------------------------------------------------------------------------
9. Segment Information
--------------------------------------------------------------------------------

The FON Group operates in five business segments, based on services and products: the long distance division, the local division, the product distribution and directory publishing businesses, activities to develop and deploy Sprint ION(SM) -- Integrated On-Demand Network, and other ventures. See
Note 9 of Sprint FON Group Condensed Notes to Combined Financial Statements for more information about the FON Group's business segments.

The PCS Group businesses operate in a single segment.

Industry segment financial information was as follows:


--------------------------------------------------------------------------------------------------------------------
                                                        Sprint          Sprint        Intergroup
Quarters Ended September 30,                           FON Group       PCS Group     Eliminations     Consolidated
--------------------------------------------------------------------------------------------------------------------
                                                                              (millions)
1999
Net operating revenues                             $    4,341      $        844    $       (74)    $       5,111
Intergroup revenues                                        70                 4            (74)              -
Operating income (loss)                                   726              (790)            -                (64)


1998
Net operating revenues                             $    4,039      $        320    $       (24)    $       4,335
Intergroup revenues                                        24              -               (24)              -
Operating income (loss)                                   713              (565)            -                148
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                                        Sprint          Sprint        Intergroup
Year-to-Date September 30,                             FON Group       PCS Group     Eliminations     Consolidated
--------------------------------------------------------------------------------------------------------------------
                                                                              (millions)
1999
Net operating revenues                             $   12,757      $      2,184    $      (185)    $      14,756
Intergroup revenues                                       179                 6           (185)              -
Operating income (loss)                                 2,199            (2,325)            -               (126)


1998
Net operating revenues                             $   11,876      $        788    $       (64)    $      12,600
Intergroup revenues                                        64              -               (64)              -
Operating income (loss)                                 2,088            (1,541)            -                547
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
10.  Supplemental Cash Flows Information
--------------------------------------------------------------------------------

Sprint's cash paid (received) for interest and income taxes was as follows:
                                    Year-to-Date
                                   September 30,
                              -------------------------
                                  1999         1998
-------------------------------------------------------
                                     (millions)
Interest (net of capitalized
   interest)                  $     449   $     174
                              -------------------------
Income taxes                  $     (15)  $     279
                              -------------------------

Sprint's noncash activities included the following:

                                    Year-to-Date
                                   September 30,
                              -------------------------
                                  1999         1998
-------------------------------------------------------
                                     (millions)
Capital lease obligations     $      86   $     438
                              -------------------------
Common stock issued under
   employee stock benefit
   plans                      $      98   $      82
                              -------------------------
Tax benefit from stock
   options exercised          $     140   $      38
                              -------------------------
Common stock issued for Cox
   PCS acquisition            $   1,146   $       -
                              -------------------------
Debt assumed in purchases of
   fixed wireless broadband
   companies                  $     574   $       -
                              -------------------------

--------------------------------------------------------------------------------
11.  Subsequent Events
--------------------------------------------------------------------------------

In October 1999, Sprint announced a definitive merger agreement with MCI/WorldCom. Under the agreement, each share of Sprint FON stock will be exchanged for $76 of MCI/WorldCom common stock, subject to a collar. In addition, each share of Sprint PCS stock will be exchanged for one share of a new WorldCom PCS tracking stock and 0.1547 shares of MCI/WorldCom common stock. The terms of the WorldCom PCS tracking stock will be equivalent to those of Sprint PCS stock and will track the performance of the company's PCS business. The merger is subject to the approvals of Sprint and MCI/WorldCom stockholders as well as approvals from the Federal Communications Commission, the Justice Department, various state government bodies and foreign antitrust authorities. The companies anticipate that the merger will close in the second half of 2000.

In October 1999, Sprint's Board of Directors declared dividends of 12.5 cents per share on the Sprint FON common and Class A common stock. Dividends will be paid December 29, 1999.

In October 1999, Sprint closed on its acquisitions of WBS, Videotron USA and TTI, paying $314 million in cash. These acquisitions were accounted for as purchases.

In October 1999, Sprint borrowed an additional $400 million under its financing agreement to sell accounts receivable (see Note 6).

In November 1999, Sprint issued $750 million of 2-year notes registered with the SEC. These notes have interest rates ranging from 6.4% to 6.5%.

In the 1999 fourth quarter, Sprint retired, prior to scheduled maturities, $613 million of the assumed fixed wireless broadband companies' par value debt with interest rates ranging from 13.1% to 14.5%.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF                       Sprint Corporation
FINANCIAL CONDITION AND RESULTS OF OPERATIONS


--------------------------------------------------------------------------------
General
--------------------------------------------------------------------------------

In November 1998, Sprint's shareholders approved the formation of the FON Group and the PCS Group and the creation of the FON stock and the PCS stock. In addition, Sprint purchased the remaining ownership interests in Sprint Spectrum Holding Company, L.P. and PhillieCo, L.P. (together, Sprint PCS), other than a minority interest in Cox Communications PCS, L.P. (Cox PCS). Sprint acquired these ownership interests from Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc. (the Cable Partners). In exchange, Sprint issued the Cable Partners special low-vote PCS shares and warrants to acquire additional PCS shares. Sprint also issued the Cable Partners shares of a new class of preferred stock convertible into PCS shares. The purchase of the Cable Partners' interests is referred to as the PCS Restructuring.

Also in November 1998, Sprint reclassified each of its publicly traded common shares into one share of FON stock and 1/2 share of PCS stock. This recapitalization was tax-free to shareholders. Each Class A common share owned by France Telecom S.A. (FT) and Deutsche Telekom AG (DT) was reclassified to represent an equity interest in the FON Group and the PCS Group that entitles FT and DT to one share of FON stock and 1/2 share of PCS stock. These transactions are referred to as the Recapitalization.

In connection with the PCS Restructuring, FT and DT purchased 5.1 million additional PCS shares to maintain their combined 20% voting power in Sprint.

In the 1999 second quarter, Cox Communications, Inc. exercised a put option requiring Sprint to purchase the remaining 40.8% interest in Cox PCS. Sprint issued 24.3 million shares of low-vote PCS stock in exchange for this interest. At that time, the shares were valued at $1.1 billion. Sprint accounted for the transaction as a purchase. The excess of the purchase price over the fair value of the net liabilities acquired totaled $1.2 billion and was allocated mainly to goodwill, which is being amortized over 40 years.

The PCS stock is intended to reflect the performance of Sprint's domestic wireless personal communication services (PCS) operations. These operations are referred to as the PCS Group.

The FON stock is intended to reflect the performance of all of Sprint's other operations. These operations are referred to as the FON Group and include the following:

-        Core businesses
-        Long distance division
-        Local division
-        Product distribution and directory publishing businesses
-        Activities to develop and deploy Sprint ION(SM),  Integrated  On-Demand
         Network
-        Other ventures, including Sprint's investment in Global One.

FON and PCS shareholders are subject to the risks related to all of Sprint's businesses, assets and liabilities. Owning FON or PCS shares does not represent a direct legal interest in the assets and liabilities of the Groups. Rather, shareholders remain invested in Sprint and continue to vote as a single voting class for Board member elections (other than Class A directors elected by FT and DT) and most other company matters.

FON Group or PCS Group events affecting Sprint's consolidated statements of operations and balance sheets could, in turn, affect the other Group's financial statements or stock price.

Net losses of either Group, and dividends or distributions on, or repurchases of, PCS stock or FON stock, will reduce Sprint funds legally available for dividends on both Groups' stock. Sprint does not expect to pay dividends on the PCS shares in the foreseeable future.

Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations" (MD&A) should be read along with the FON Group's MD&A and the PCS Group's MD&A.

--------------------------------------------------------------------------------
Recent Developments
--------------------------------------------------------------------------------

In October 1999, Sprint announced a definitive merger agreement with MCI/WorldCom. Under the agreement, each share of Sprint FON stock will be exchanged for $76 of MCI/WorldCom common stock, subject to a collar. In addition, each share of Sprint PCS stock will be exchanged for one share of a new WorldCom PCS tracking stock and 0.1547 shares of MCI/WorldCom common stock. The terms of the WorldCom PCS tracking stock will be equivalent to those of Sprint PCS stock and will track the performance of the company's PCS business. The merger is subject to the approvals of Sprint and MCI/WorldCom stockholders as well as approvals from the Federal Communications Commission (FCC), the Justice Department, various state government bodies and foreign antitrust authorities. The companies anticipate that the merger will close in the second half of 2000.

--------------------------------------------------------------------------------
General Overview of the Sprint FON Group
--------------------------------------------------------------------------------

Core Businesses

Long Distance Division

The long distance division is the nation's third-largest long distance phone company. It operates a nationwide, all-digital long distance communications network using state-of-the-art fiber-optic and electronic technology. The division mainly provides domestic and international voice, video and data communications services.

Local Division

The local division consists of regulated local phone companies serving over 7.9 million access lines in 18 states. It provides local phone services, access by phone customers and other carriers to its local network, sales of telecommunications equipment, and long distance services within certain regional calling areas.

Product Distribution and Directory Publishing Businesses

The product distribution business provides wholesale distribution services of telecommunications products. The directory publishing business publishes and markets white and yellow page phone directories.


Sprint ION(SM)

Sprint ION extends Sprint's existing advanced network capabilities to the customer and enables Sprint to provide the network infrastructure to meet customers' demands for data, Internet, and video. It is also expected to be the foundation for Sprint to provide new competitive local service.

Other Ventures

The "other ventures" segment includes the FON Group's investment in Global One, a joint venture with FT and DT; EarthLink Network, Inc., an Internet service provider; Call-Net, a long distance provider in Canada operating under the Sprint brand name; and certain other telecommunications investments and ventures. All of these investments are accounted for on the equity basis.

Beginning in the 1999 third quarter, this segment also includes the on-going operations, mainly consisting of cable TV service, of Sprint's newly acquired fixed wireless broadband companies.

--------------------------------------------------------------------------------
General Overview of the Sprint PCS Group
--------------------------------------------------------------------------------

The PCS Group includes Sprint's domestic wireless PCS operations. It operates the only 100% digital PCS wireless network in the United States with licenses to provide service nationwide using a single frequency and a single technology. At the end of September 1999, the PCS Group, together with certain affiliates, operated PCS systems in 290 metropolitan markets, including the 50 largest U.S. metropolitan areas. The PCS Group has licenses to serve more than 270 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. The service offered by the PCS Group and its affiliates now reaches 180 million people. The PCS Group provides nationwide service through:

-    operating its own digital network in major U.S. metropolitan areas,
- affiliating with other companies, mainly in and around smaller U.S. metropolitan areas,
- roaming on other providers' analog cellular networks using dual-band/dual-mode handsets, and
- roaming on other providers' digital PCS networks that use code division multiple access.

--------------------------------------------------------------------------------
Results of Operations
--------------------------------------------------------------------------------

Consolidated

Total net operating revenues were as follows:

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
FON Group                                     $     4,341       $    4,039        $    12,757      $     11,876
PCS Group                                             844              320              2,184               788
Intergroup eliminations                               (74)             (24)              (185)              (64)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net operating revenues                        $     5,111       $    4,335        $    14,756      $     12,600
                                              --- ------------- -- -------------- -- ------------- --- -------------



Income (Loss) before extraordinary items was as follows:

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
FON Group                                     $       359       $      415        $     1,151      $      1,135
PCS Group                                            (615)            (176)            (1,775)             (474)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Income (Loss) before extraordinary items      $      (256)      $      239        $      (624)     $        661
                                              --- ------------- -- -------------- -- ------------- --- -------------


Sprint FON Group

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Net operating revenues                        $     4,341       $    4,039        $    12,757      $     11,876
Operating expenses                                  3,615            3,326             10,558             9,788
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Operating income                              $       726       $      713        $     2,199      $      2,088
                                              --- ------------- -- -------------- -- ------------- --- -------------

Operating margin                                     16.7%            17.7%              17.2%             17.6%
                                              --- ------------- -- -------------- -- ------------- --- -------------


Net Operating Revenues

Net operating revenues were $4.3 billion for the 1999 third quarter, an increase of 7% from $4.0 billion for the same 1998 period. Net operating revenues for the first nine months in 1999 increased 7% to $12.8 billion from $11.9 billion for the same 1998 period. These increases mainly reflect growth in the FON Group's long distance and local divisions.

Long Distance Division

All major market segments--business, residential and wholesale--contributed to the increase in net operating revenues in both the 1999 third quarter and year-to-date periods from the same 1998 periods. These increases mainly reflect strong data services revenue growth and a 23% increase in calling volumes, partly offset by a more competitive pricing environment.

Business and data market revenues increased 5% in the 1999 third quarter and 9% for the 1999 year-to-date period from the same 1998 periods. These increases mainly reflect growth in data services.

Residential market revenues increased 6% in the 1999 third quarter and year-to-date periods from the same 1998 periods. These increases reflect strong volume growth in residential long distance calls, partly offset by lower domestic and international rates.

Wholesale market revenues increased 24% in the 1999 third quarter and 14% in the 1999 year-to-date period from the same 1998 periods. These increases reflect strong minute growth mainly from international calls and increased inbound and outbound toll-free calls.

Local Division

Sprint sold its remaining 81,000 residential and business access lines in Illinois in November 1998. For comparative purposes, the following discussion of local division results assumes the sale occurred at the beginning of 1998.

Local division revenues increased 6% in the 1999 third quarter and year-to-date periods from the same 1998 periods. These increases mainly reflect customer access line growth and increased sales of network-based services such as Caller ID and Call Waiting. Customer access lines increased 5% during the past 12 months. Sales of network-based services increased due to strong demand for bundled services which combine local service, network-based features and long distance calling.

Local service revenues grew 8% in the 1999 third quarter and 9% in the 1999 year-to-date period from the same 1998 periods because of customer access line growth and strong demand for bundled services. Revenue growth also reflects increased sales of private line services and revenues from maintaining customer wiring and equipment.

Network access revenues increased 6% in the 1999 third quarter and 4% in the 1999 year-to-date period from the same 1998 periods reflecting an 8% increase in minutes of use and the implementation of local number portability charges. These increases were partly offset by FCC-mandated access rate reductions.

Toll service revenues decreased 11% in the 1999 third quarter and 14% in the 1999 year-to-date period from the same 1998 periods, mainly reflecting increased competition, which is expected to continue, in the intraLATA long distance market. In addition, toll service areas are shrinking as certain local calling areas are expanding. The reduced revenues were offset, in part, by increases in local service revenues due to expanded local calling areas, and by increases in network access revenues paid by other carriers providing intraLATA long distance services to the local division's customers. In addition, nearly one-third of the toll customers the local division has lost have selected Sprint's long distance division for intraLATA long distance service, which helps mitigate the erosion of these revenues.

Other revenues increased 5% in the 1999 third quarter and year-to-date periods from the same 1998 periods reflecting increased revenues from commissions, telemarketing services and improvements in uncollectibles.

Product Distribution & Directory Publishing Businesses

The product distribution and directory publishing businesses' revenues were flat in the 1999 third quarter and increased 3% in the 1999 year-to-date period compared to the same 1998 periods. Nonaffiliated revenues accounted for over one-half of revenues in both the 1999 and 1998 third quarter and year-to-date periods. Nonaffiliated revenues increased 10% in the 1999 third quarter compared to the same 1998 period, but were largely offset by a decrease in product sales to affiliates. In the 1999 year-to-date period nonaffiliated revenues increased 11% from the same 1998 period, but were only partly offset by a decrease in product sales to affiliates.

Operating Expenses

The FON Group's operating expenses increased 9% in the 1999 third quarter and 8% in the 1999 year-to-date period from the same 1998 periods mainly to support revenue growth.

Long Distance Division

Long distance division operating expenses increased 6% in the 1999 third quarter and 7% in the 1999 year-to-date period from the same 1998 periods.

Interconnection costs increased reflecting increased calling volumes in 1999, partly offset by reductions in per-minute costs for both domestic and international access. The domestic rate reductions were generally due to FCC-mandated access rate reductions. Lower international per minute costs reflect continued competition. Sprint expects government deregulation and competitive pressures to add to the trend of declining unit costs for international interconnection. The increase in interconnection costs also reflects growth in non-minute driven revenues.

Operations expense increased in the 1999 third quarter because of an increase in network costs, due to growth in data services and increases in network equipment operating leases. Operations expense decreased in the 1999 year-to-date period because of a decrease in product and service costs due to a decrease in equipment sales, partly offset by the increased network costs.

Selling, general and administrative (SG&A) expense increased mainly reflecting the overall growth of the business as well as increased marketing and promotions in the first half of 1999 to support products and services, including the rollout of an airline alliance program which enables customers to earn frequent flyer miles when they use Sprint's services.

Depreciation and amortization expense increased reflecting an increased asset base to enhance network reliability, meet increased demand for voice and data-related services and upgrade capabilities for providing new products and services.

Local Division

The following local division discussion assumes the sale of exchanges occurred at the beginning of 1998. See "Net Operating Revenues--Local Division" for more details.

Local division operating expenses increased 5% in the 1999 third quarter and 6% for the 1999 year-to-date period from the same 1998 periods. Costs of services and products increased reflecting customer access line growth, increased equipment sales and storm related costs.

SG&A was flat as continued emphasis on cost control offset increased marketing costs to promote new products and services and increased customer service costs related to customer access line growth.

Depreciation and amortization expense increased reflecting increased capital expenditures in switching and transport technologies which have shorter asset lives.

Product Distribution & Directory Publishing Businesses

Operating expenses decreased 1% in the 1999 third quarter and increased 3% in the 1999 year-to-date period compared to the same 1998 periods. The third quarter decrease is driven by lower product costs. The year-to-date increase is a result of staffing demands and increased cost of sales related to sales growth, partly offset by lower product costs.

Sprint ION(SM)

Operating expenses for Sprint ION in the 1999 third quarter and year-to-date periods reflect continued development and deployment activities including costs for network research and testing, systems and operations development, product development, and advertising to increase public awareness.

Other Ventures

In the 1998 year-to-date period, the "other ventures" segment's operating expenses mainly reflect activities related to offering Internet services. In June 1998, Sprint completed the strategic alliance to combine its Internet business with EarthLink. As part of the alliance, EarthLink obtained the Sprint Internet Passport customers and took over the day-to-day operations of those services. At the same time, Sprint acquired an equity interest in EarthLink.



Sprint PCS Group

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Net operating revenues                        $       844       $      320        $     2,184      $        788
Operating expenses                                  1,634              885              4,509             2,329
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Operating loss                                $      (790)      $     (565)       $    (2,325)     $     (1,541)
                                              --- ------------- -- -------------- -- ------------- --- -------------



The PCS Group markets its products through multiple distribution channels, including its own retail stores as well as other retail outlets. Equipment sales to one retailer, and the related service revenues generated by such sales, accounted for 29% of net operating revenues in the 1999 third quarter and year-to-date periods.


Net Operating Revenues

The PCS Group's net operating revenues include subscriber revenues and sales of handsets and accessory equipment. Subscriber revenues consist of monthly recurring charges and usage charges. Net operating revenues increased 164% in the 1999 third quarter and 177% in the 1999 year-to-date period from the same 1998 periods reflecting a 168% increase in the number of customers over the past 12 months. The PCS Group added 720,000 customers in the 1999 third quarter and ended the quarter with nearly 4.7 million customers in 290 metropolitan markets nationwide. Average monthly service revenue per user (ARPU) was $54 for the 1999 third quarter compared to $55 for the same 1998 period. ARPU was $54 for the 1999 year-to-date period compared to $57 for the same 1998 period. ARPU has decreased from prior-year periods due to a wider acceptance of lower-priced, bundled minute rate plans.

Approximately 18% of net operating revenues were from sales of handsets and accessories. As part of the PCS Group's marketing plans, handsets are normally sold at prices below the PCS Group's cost.

Operating Expenses

The PCS Group's costs of services and products mainly includes handset and accessory costs, interconnection costs, and switch and cell site expenses. These costs increased 96% in the 1999 third quarter and 107% in the 1999 year-to-date period from the same 1998 periods reflecting the significant growth in customers and expanded market coverage, partly offset by a reduction in handset unit costs.

SG&A expense mainly includes salary and benefits costs as well as marketing costs to promote products and services. SG&A expense increased 76% in the 1999 third quarter and year-to-date periods from the same 1998 periods reflecting an expanded workforce to support subscriber growth and increased marketing and selling costs.

Depreciation and amortization expense consists of depreciation of network assets and amortization of intangible assets. The intangible assets include goodwill, PCS licenses, customer base, microwave relocation costs and assembled workforce, which are being amortized over three to 40 years.

Depreciation and amortization expense increased 85% in the 1999 third quarter and 107% in the 1999 year-to-date period from the same 1998 periods reflecting amortization of intangible assets acquired in the PCS Restructuring in the 1998 fourth quarter and in the Cox PCS purchase in the 1999 second quarter. It also reflects depreciation of the network assets placed in service during 1999 and 1998. On a pro forma basis, assuming the PCS Restructuring occurred at the beginning of 1998, depreciation and amortization expense would have increased 56% in the 1999 third quarter and 46% in the 1999 year-to-date period from the same 1998 periods.

--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense

The effective interest rates in the following table reflect interest expense on long-term debt only. Interest costs on short-term borrowings classified as long-term debt, deferred compensation plans and customer deposits have been excluded so as not to distort the effective interest rate on long-term debt.



                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Effective interest rate on
   long-term debt (1)                                 6.9%             8.9%              7.1%              8.8%
                                              --- ------------- -- -------------- -- ------------- --- -------------

(1) The effective interest rate on long-term debt for the 1998 third quarter and year-to-date periods is on a pro forma basis as if Sprint PCS long-term debt had been included in Sprint's outstanding long-term debt balance during those periods.


The decrease in Sprint's effective interest rate for the 1999 third quarter and year-to-date periods mainly reflects increased borrowings with lower interest rates.

Global One

Global One's revenues totaled $252 million in the 1999 third quarter compared to $278 million for the same 1998 period. Year-to-date revenues were $748 million in 1999 compared to $801 million for the same period a year ago. Global One revenues continue to be impacted by regional economic conditions and competitive pricing pressures.

Sprint recorded losses related to Global One totaling $71 million in the 1999 third quarter and $195 million in the 1999 year-to-date period compared to $33 million and $120 million for the same periods a year ago. Sprint's 1999 third quarter and year-to-date losses include a $12 million charge for foreign currency exchange losses. The 1999 year-to-date loss also includes a $27 million charge for fixed asset write-offs.

Sprint, FT and DT have been in discussions regarding restructuring the ownership of Global One, although no decisions have been made at this time. On October 4, 1999, Sprint sent to FT and DT a "Notice of Impasse", and can now send a "Termination Notice" that would trigger the buy/sell provisions contained in the joint venture agreement. Sprint, however, has informed FT and DT that it will postpone sending a Termination Notice for the time being while the parties attempt to reach a negotiated settlement. FT and DT have stated their belief that the Notice of Impasse was not properly invoked.

Other Partners' Loss in Sprint PCS

Prior to the PCS Restructuring, Sprint's ownership interest in Sprint PCS was accounted for using the equity method. In 1998, the Cable Partners' share of losses through the PCS Restructuring date has been reflected as "Other partners' loss in Sprint PCS" in the Consolidated Statements of Operations.

Other Income (Expense), Net

Other income (expense) consisted of the following:

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Dividend and interest income                  $         7       $       18        $        19      $         54
Minority interest in Cox PCS                            -               37                 20               109
Net gains from equity investments                       -                -                 35                 -
Other, net                                            (14)              (8)                (2)               (8)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total                                         $        (7)      $       47        $        72      $        155
                                              --- ------------- -- -------------- -- ------------- --- -------------



Dividend  and  interest   income  for  the  1999  and  1998  third  quarter  and
year-to-date periods reflects interest earned on temporary investments.

Income Taxes

See Note 5 of Condensed Notes to Consolidated Financial Statements for information about the differences that caused the effective income tax rates to vary from the statutory federal rate.

Extraordinary Items, Net

In the 1999 first quarter, Sprint terminated some of the PCS Group's revolving credit facilities and repaid, prior to scheduled maturities, the related outstanding balance of $1.7 billion. These facilities had interest rates ranging from 5.6% to 6.3%. This resulted in a $21 million after-tax extraordinary loss for the PCS Group.

In the 1998 first quarter, Sprint redeemed, prior to scheduled maturities, $115 million of FON Group debt with a 9.25% interest rate. This resulted in a $4 million after-tax extraordinary loss for the FON Group.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------

                         September 30,     December 31,
                            1999              1998
                     --------------------------------
                               (millions)
Consolidated assets  $     37,984    $     33,230
                     --------------------------------


Net property, plant and equipment increased $1.8 billion in the 1999 year-to-date period reflecting capital expenditures to support the PCS network buildout and expansion, the core long distance and local network enhancements, and Sprint ION development and hardware deployment. In addition, net intangible assets increased $1.9 billion in the 1999 year-to-date period mainly reflecting the 1999 second quarter acquisition of the remaining interest in Cox PCS and the third quarter acquisitions of fixed wireless broadband companies. See "Liquidity and Capital Resources" for more information about changes in Sprint's Consolidated Balance Sheets.

--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

Consolidated year-to-date 1998 cash flows reflect the FON Group's operations as well as the operations of SprintCom, Inc. and Sprint's investment in Sprint PCS.

Operating Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             1999            1998
                       -------------------------------
                                 (millions)
Cash flows provided
   by operating        $    1,372     $      3,380
   activities
                       -------------------------------


Operating cash flows decreased 59% in the 1999 year-to-date period mainly reflecting increased outflows from working capital for the FON Group as well as increased operating losses for the PCS Group.

Investing Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             1999            1998
                       -------------------------------
                                 (millions)
Cash flows used by
   investing           $   (4,784)    $     (3,709)
   activities
                       -------------------------------


The FON Group's capital expenditures totaled $2.5 billion in the 1999 year-to-date period and $2.3 billion for the same period a year ago. Long distance capital expenditures were incurred mainly to enhance network reliability, meet increased demand for voice and data-related services and upgrade capabilities for providing new products and services. The local division incurred capital expenditures to accommodate access line growth and expand capabilities for providing enhanced services. Sprint ION capital expenditures were made for continuing development and hardware deployment. PCS Group capital expenditures were $1.6 billion in the 1999 year-to-date period and $672 million for the same 1998 period for SprintCom, Inc. alone. Capital expenditures in both years were mainly for the continued buildout and expansion of the PCS network.

"Investments in and loans to affiliates, net" consisted of the following:

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             1999            1998
                       -------------------------------
                                 (millions)
Sprint PCS
Capital contributions  $        -     $        194
Loans and advances              -              114
------------------------------------------------------
                                -              308
------------------------------------------------------

Global One
Capital contributions         292              284
Advances, net                  (4)            (119)
------------------------------------------------------
                              288              165
------------------------------------------------------

Other, net                    109              230
------------------------------------------------------

Total                  $      397     $        703
                       -------------------------------


In both the 1999 and 1998 year-to-date periods, "Other, net" includes an investment in EarthLink by the FON Group. Capital contributions to Global One in the 1999 and 1998 year-to-date periods were mainly used to repay advances and to fund capital and operating requirements. Amounts for Sprint PCS in 1998 reflect contributions and advances prior to the PCS Restructuring. These amounts were used to fund capital and operating requirements.

Investing activities in 1999 also include cash payments for acquisitions of companies owning fixed wireless broadband licenses.

Financing Activities
                                 Year-to-Date
                                September 30,
                       -------------------------------
                             1999            1998
------------------------------------------------------
                                 (millions)
Cash flows provided
   by financing        $    3,233     $        275
   activities
                       -------------------------------


Financing activities in the 1999 year-to-date period reflect net proceeds from common stock issued of $967 million. They also reflect debt issuances of $4.9 billion partly offset by repayment of existing debt. In the 1998 year-to-date period, financing activities mainly reflect proceeds from long-term debt issuances partly offset by repayment of existing debt.

Sprint paid cash dividends of $328 million in the first nine months of 1999 and $292 million for the same period a year ago.

Capital Requirements

Sprint's 1999 investing activities, mainly consisting of capital expenditures and investments in affiliates, are expected to require cash of $6.5 to $7.0 billion. FON Group capital expenditures are expected to range between $3.8 and $4.0 billion. Sprint ION is expected to require $600 to $700 million of this amount. PCS Group capital expenditures are expected to be between $2.4 and $2.6 billion. Additional funds will be required to fund the PCS Group's expected operating losses, working capital and debt service requirements. Investments in affiliates are expected to require cash of $300 to $400 million. Dividend payments are expected to total $450 million in 1999.

In connection with the PCS Restructuring, Sprint adopted a tax sharing agreement that provides for the allocation of income taxes between the FON Group and the PCS Group. Sprint expects the FON Group to continue to make significant payments to the PCS Group under this agreement because of expected PCS Group operating losses.

The 1999 acquisitions of companies owning fixed wireless broadband licenses are expected to require cash of $600 to $700 million for the acquisition of equity. These acquisitions also involve the assumption of debt of $600 to $700 million. See Notes 3 and 11 of Condensed Notes to Consolidated Financial Statements.

Liquidity

In February 1999, Sprint completed an offering of Series 1 PCS stock. In this offering, Sprint sold 24.4 million shares at a price to the public of $28.75 per share. The net proceeds to Sprint totaled $673 million. In connection with this offering, FT and DT purchased 6.1 million shares of Series 3 PCS stock. The net proceeds from the public offering and purchase by FT and DT were attributed to the PCS Group and were used for the continued buildout of the PCS network and to fund operating and working capital needs.

In May 1999, Sprint issued $3.5 billion of senior notes registered with the Securities and Exchange Commission (SEC). The proceeds were used mainly to repay existing debt. Sprint allocated $3.1 billion of the proceeds to the PCS Group with the remainder being allocated to the FON Group. In June 1999, Sprint entered into a $1.0 billion financing agreement to sell, on a continuous basis with recourse, an undivided percentage ownership interest in a designated pool of its accounts receivable. Subsequent collections of receivables sold to investors are typically reinvested in new receivables. Sprint borrowed $500 million under this agreement in the 1999 third quarter. The proceeds were allocated to the FON Group and mainly used for new capital investments and acquisitions. Sprint borrowed an additional $400 million under this agreement in the 1999 fourth quarter.

In July 1999, Sprint filed a shelf registration statement with the SEC covering $4.0 billion of senior unsecured debt securities. When issued, the proceeds will be used mainly to repay debt. Sprint may also use a portion of the proceeds for general purposes, including working capital requirements, acquisitions, and new capital investments. In the 1999 fourth quarter, Sprint issued $750 million of these registered securities.

In the 1999 third quarter, Sprint borrowed $250 million of long-term debt from a financial institution. The proceeds were allocated to the FON Group and mainly used for new capital investments and acquisitions.

Borrowings during the remainder of 1999 will be allocated to the FON Group or the PCS Group based on their cash requirements.

Any borrowings Sprint may incur are ultimately limited by certain debt covenants. Sprint could borrow up to $13.6 billion at the end of September 1999 under the most restrictive of its debt covenants.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

General Hedging Policies

Sprint selectively enters into interest rate swap and cap agreements to manage its exposure to interest rate changes on its debt. Sprint also enters into forward contracts and options in foreign currencies to reduce the impact of changes in foreign exchange rates. Sprint seeks to minimize counterparty credit risk through stringent credit approval and review processes, the selection of only the most creditworthy counterparties, continual review and monitoring of all counterparties, and thorough legal review of contracts. Sprint also controls exposure to market risk by regularly monitoring changes in foreign exchange and interest rate positions under normal and stress conditions to ensure they do not exceed established limits.

Sprint's derivative transactions are used for hedging purposes only and comply with Board-approved policies. Senior management receives frequent status updates of all outstanding derivative positions.

Interest Rate Risk Management

Sprint's interest rate risk management program focuses on minimizing exposure to interest rate movements, setting an optimal mixture of floating- and fixed-rate debt, and minimizing liquidity risk. Sprint uses simulation analysis to assess its interest rate exposure and establish the desired ratio of floating- and fixed-rate debt. To the extent possible, Sprint manages interest rate exposure and the floating-to-fixed ratio through its borrowings, but sometimes uses interest rate swaps and caps to adjust its risk profile.

Foreign Exchange Risk Management

Sprint's foreign exchange risk management program focuses on hedging transaction exposure to optimize consolidated cash flow. Sprint's main transaction exposure results from net payments made to overseas telecommunications companies for completing international calls made by Sprint's domestic customers. The exposure from these international transactions was not material to the consolidated financial position, results of operations or cash flows at September 30, 1999. In addition, foreign currency transaction gains and losses were not material to Sprint's year-to-date 1999 results of operations. Sprint has not entered into any significant foreign currency forward contracts or other derivative instruments to hedge the effects of adverse fluctuations in foreign exchange rates. As a result, Sprint was not subject to material foreign exchange risk.

--------------------------------------------------------------------------------
Year 2000 Issue
--------------------------------------------------------------------------------

The "Year 2000" issue affects Sprint's installed computer systems, network elements, software applications and other business systems that have time-sensitive programs that may not properly reflect or recognize the year 2000. Because many computers and computer applications define dates by the last two digits of the year, "00" may not be properly identified as the year 2000. This error could result in miscalculations or systems failures. The Year 2000 issue may also affect the systems and applications of Sprint's customers, vendors, resellers or affiliates.

The FON Group started a program in 1996 to identify and address the Year 2000 issue. It has completed an inventory and Year 2000 assessment of its principal computer systems, network elements, software applications and other business systems. The FON Group has also completed the renovation, testing and virtually all of the deployment of these computer systems, network elements, software applications and other business systems. Year 2000 testing began in the 1998 third quarter and was completed in September 1999. Additional testing will continue for the remainder of the year to maintain Year 2000 readiness for all systems and networks. The FON Group is using both internal and external resources to identify, correct or reprogram, and test its systems for Year 2000 readiness. It has contacted others with whom it conducts business to receive the proper warranties and assurances that those third parties, including affiliates, are or will be Year 2000 compliant.

The PCS Group has completed the inventory, assessment, renovation and testing of its computer systems, network elements, software applications, products and other business systems. Additional testing will continue for the remainder of the year to maintain Year 2000 readiness for all systems and networks. Substantially all of the PCS Group's software applications and network elements have met Sprint's Year 2000 Program requirements and have been deployed. The PCS Group is using both internal and external resources to identify, correct or reprogram, and test its systems for Year 2000 readiness. It expects Year 2000 compliance for all systems to be achieved in 1999.

The PCS Group has also contacted others with whom it conducts business to receive the proper warranties and assurances that those third parties, including affiliates, are or will be Year 2000 compliant. The PCS Group relies on third-party vendors for a significant portion of its important operating and computer system functions and is highly dependent on those third-party vendors to remediate and test network elements, computer systems, software applications and other business systems. However, the PCS Group has reviewed test results provided by its vendors to help ensure Year 2000 compliance. In addition, the PCS Group uses publicly available services that are acquired without contract, such as global positioning system timing signal, that may be affected by the Year 2000 issue. While the PCS Group believes these publicly available systems will be Year 2000 compliant, the PCS Group has no contractual or other right to force compliance.

The FON Group incurred approximately $255 million from inception through September 1999 for its Year 2000 remediation program and expects to incur approximately $10 million through the remainder of 1999. The PCS Group incurred approximately $40 million from inception through September 1999 for its Year 2000 remediation program and expects to incur approximately $10 million through the remainder of 1999. These programs are designed to assure the proper functioning of critical and secondary elements for Year 2000 compliance. When these programs are fulfilled, Sprint has a high degree of confidence that elements within its control will function through the upcoming date changes. However, there is a remaining risk stemming from elements vulnerable to the Year 2000 problem which are beyond Sprint's control. For example, both the FON Group and the PCS Group interconnect with numerous third party carriers and utilities. Sprint has taken measures to assure that these third parties will continue to function through any date related difficulties, but ultimately Sprint does not have control over their success. Sprint is continuing to focus on identifying and addressing all aspects of its operations that may be affected by the Year 2000 issue.

Sprint is evaluating events beyond its control that could occur before and after the arrival of the year 2000. Sprint has reviewed its existing disaster recovery plans and developed additional contingency and business continuity plans to prepare for the year 2000. All of these plans were complete at the end of the third quarter. Sprint will implement, if necessary, appropriate contingency and business continuity plans to mitigate to the extent possible the effects of any Year 2000 noncompliance.

Sprint has reviewed the risks related to a worst case scenario that could result from a Year 2000 related failure. This scenario could result in a temporary disruption to normal business operations and could impact Sprint's financial performance. Based upon the work completed to date, Sprint believes that such an occurrence is unlikely. Nevertheless, certain elements related to the Year 2000 readiness of suppliers, utilities, interconnecting carriers and customers are beyond Sprint's control and could fail. Sprint does not believe that the failure of such elements could cause a major breakdown within its normal business operations.

--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

Sprint includes certain estimates, projections and other forward-looking statements in its reports, in presentations to analysts and others, and in other publicly available material. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

    - the effects of vigorous competition in the markets in which Sprint operates;

    - the costs and business risks related to entering and expanding new markets necessary to provide seamless services and new services;

    -     the ability of the PCS Group to grow its market presence;

    - the risks related to Sprint's investments in Global One and other joint ventures;

    - the impact of any unusual items resulting from ongoing evaluations of Sprint's business strategies;

    - requirements imposed on Sprint or latitude allowed its competitors by the Federal Communications Commission or state regulatory commissions under the Telecommunications Act of 1996;

    -     the    effects   of   mergers    and    consolidations    within   the
          telecommunications industry;

    -     unexpected results of litigation filed against Sprint;

    -     the impact of the Year 2000 issue and any related noncompliance;

    - the possibility of one or more of the markets in which Sprint competes being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes or other external factors over which Sprint has no control; and

    - the possibility that relationships with customers, governments, partners and employees may be affected because of uncertainty surrounding Sprint as a result of its entering into a merger agreement with MCI/WorldCom.

The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are found throughout MD&A. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. Sprint is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this report or unforeseen events.

                                 Annex II



                            Sprint FON Group
                      Combined Financial Information




COMBINED STATEMENTS OF OPERATIONS (Unaudited)                                                      Sprint FON Group
(millions, except per share data)
--------------------------------------------- ----------------------------------- ----------------------------------
                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Operating Revenues                        $       4,341     $      4,039      $     12,757     $      11,876
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Expenses
   Costs of services and products                     2,026            1,895             5,891             5,644
   Selling, general and administrative                1,047              941             3,104             2,719
   Depreciation and amortization                        542              490             1,563             1,425
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

   Total operating expenses                           3,615            3,326            10,558             9,788
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Income                                        726              713             2,199             2,088

Interest expense, net                                   (38)             (75)             (132)             (227)
Equity in loss of Global One                            (71)             (33)             (195)             (120)
Other income (expense), net                              (9)              27                49                89
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Income before income taxes and
   extraordinary item                                   608              632             1,921             1,830

Income taxes                                           (249)            (217)             (770)             (695)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Income before Extraordinary Item                        359              415             1,151             1,135
Extraordinary item, net                                   -                -                 -                (4)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Income                                              359              415             1,151             1,131
Preferred stock dividends received (paid)                 2                -                 5                (1)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Earnings applicable to common stock           $         361     $        415      $      1,156     $       1,130
                                              --- ------------- -- -------------- -- ------------- --- -------------

Diluted Earnings per Common Share(1)          $        0.41     $       0.47      $       1.31     $        1.29
                                              --- ------------- -- -------------- -- ------------- --- -------------

Diluted weighted average common shares(1)             886.7            879.0             884.3             877.5
                                              --- ------------- -- -------------- -- ------------- --- -------------

Basic Earnings per Common Share(1)            $        0.42     $       0.48      $       1.33     $        1.31
                                              --- ------------- -- -------------- -- ------------- --- -------------
Basic weighted average common shares(1)               869.4            863.1             866.4             861.5
                                              --- ------------- -- -------------- -- ------------- --- -------------

Dividends per Common Share(1)                 $       0.125     $      0.125      $       0.375    $       0.375
                                              --- ------------- -- -------------- -- ------------- --- -------------

(1) Basic and diluted earnings per common share, weighted average common shares, and dividends per common share for the 1998 third quarter and year-to-date periods are pro forma and assume the Recapitalization occurred at the beginning of 1998. In the 1999 second quarter, Sprint effected a two-for-one stock split of its FON common stock. As a result, 1998 basic and diluted earnings per common share, weighted average common shares and dividends per common share have been restated.











                        See accompanying Condensed Notes to Combined Financial Statements.




COMBINED STATEMENTS OF COMPREHENSIVE INCOME                                                        Sprint FON Group
(Unaudited)
(millions)

--------------------------------------------- ----------------------------------- ----------------------------------
                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
--------------------------------------------- ----------------------------------- ----------------------------------
--------------------------------------------- ----------------- ----------------- ---------------- -----------------
                                                    1999              1998             1999              1998
--------------------------------------------- ----------------- ----------------- ---------------- -----------------

Net Income                                    $      359        $     415         $     1,151      $      1,131
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Other Comprehensive Income (Loss)

Unrealized holding gains (losses) on
   securities                                         (9)              (1)                (11)               13
Income taxes                                           3                -                   4                (5)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net unrealized holding gains (losses) on
   securities during the period                       (6)              (1)                 (7)                8
Reclassification adjustment, net of tax                -                -                 (57)                -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total net unrealized holding gains (losses)
   on securities                                      (6)              (1)                (64)                8
Foreign currency translation adjustments               -                -                   -                (2)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total other comprehensive income (loss)               (6)              (1)                (64)                6
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Comprehensive Income                          $      353        $     414         $     1,087      $      1,137
                                              --- ------------- -- -------------- -- ------------- --- -------------


































                        See accompanying Condensed Notes to Combined Financial Statements.



COMBINED BALANCE SHEETS                                                                                Sprint FON Group
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                       September 30,     December 31,
                                                                                            1999             1998
-------------------------------------------------------------------------------------------------------------------------
                                                                                          (Unaudited)
Assets
     Current assets
       Cash and equivalents                                                            $        410      $        432
       Accounts receivable, net of allowance for doubtful accounts
          of $212 and $175                                                                    2,753             2,384
       Inventories                                                                              387               350
       Prepaid expenses                                                                         248               199
       Receivables from the PCS Group                                                           406               236
       Investments in equity securities                                                         337                 -
       Other                                                                                    155               168
-------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                   4,696             3,769

     Investments in equity securities                                                            43               489

     Property, plant and equipment
       Long distance division                                                                 9,551             9,241
       Local division                                                                        15,697            14,858
       Other                                                                                  1,873             1,057
-------------------------------------------------------------------------------------------------------------------------
       Total property, plant and equipment                                                   27,121            25,156
       Accumulated depreciation                                                             (13,670)          (12,692)
-------------------------------------------------------------------------------------------------------------------------
       Net property, plant and equipment                                                     13,451            12,464

     Investments in and loans to the PCS Group                                                  448               656
     Investments in and advances to other affiliates                                            747               645
     Other assets                                                                             2,053               978
-------------------------------------------------------------------------------------------------------------------------


    Total                                                                              $     21,438      $     19,001
                                                                                      -----------------------------------


Liabilities and Group Equity
     Current liabilities
       Current maturities of long-term debt                                             $        827     $         33
       Accounts payable                                                                        1,003            1,284
       Accrued interconnection costs                                                             723              592
       Accrued taxes                                                                             116              346
       Advance billings                                                                          304              229
       Other                                                                                   1,009              809
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                               3,982            3,293

     Long-term debt and capital lease obligations                                              4,892            4,409

     Deferred credits and other liabilities
       Deferred income taxes and investment tax credits                                          965              828
       Postretirement and other benefit obligations                                            1,056            1,064
       Other                                                                                     448              383
-------------------------------------------------------------------------------------------------------------------------
       Total deferred credits and other liabilities                                            2,469            2,275

     Group equity                                                                             10,095            9,024
-------------------------------------------------------------------------------------------------------------------------


    Total                                                                               $     21,438     $     19,001
                                                                                      -----------------------------------






                        See accompanying Condensed Notes to Combined Financial Statements.



COMBINED STATEMENTS OF CASH FLOWS (Unaudited)                                                         Sprint FON Group
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Year-to-Date September 30,                                                                 1999             1998
------------------------------------------------------------------ ----------------- ----------------- ----------------

Operating Activities

Net income                                                                            $    1,151       $    1,131
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Equity in net losses of affiliates                                                      244              138
     Depreciation and amortization                                                         1,563            1,425
     Deferred income taxes and investment tax credits                                        148              (36)
     Changes in assets and liabilities:
       Accounts receivable, net                                                             (367)             (20)
       Inventories and other current assets                                                  (89)               2
       Accounts payable and other current liabilities                                       (231)             107
       Payable to the PCS Group for current tax benefits utilized
                                                                                             202                -
       Receivables from and payables to the PCS Group, net                                  (306)               -
       Noncurrent assets and liabilities, net                                                (85)              33
     Other, net                                                                               15               11
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash provided by operating activities                                                  2,245            2,791
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------



Investing Activities

Capital expenditures                                                                      (2,467)          (2,320)
Repayments from (loans to) Sprint PCS                                                        315             (114)
Investments in and loans to other affiliates, net                                           (397)            (395)
Purchase of fixed wireless broadband companies, net of cash acquired                        (271)               -
Advances to the PCS Group                                                                      -             (410)
Equity transfers from the PCS Group, net                                                       -              125
Other, net                                                                                     1              (14)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash used by investing activities                                                     (2,819)          (3,128)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------



Financing Activities

Proceeds from long-term debt                                                               1,536              946
Allocation of long-term debt to the PCS Group                                               (785)               -
Payments on long-term debt                                                                   (34)            (240)
Dividends paid                                                                              (317)            (292)
Proceeds from common stock issued                                                            111               49
Treasury stock purchased                                                                     (48)            (235)
Other, net                                                                                    89               55
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash provided by financing activities                                                    552              283
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Decrease in Cash and Equivalents                                                             (22)             (54)
Cash and Equivalents at Beginning of Period                                                  432              102
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Cash and Equivalents at End of Period                                                 $      410       $       48
                                                                                     --- ------------- -- -------------






                        See accompanying Condensed Notes to Combined Financial Statements.

CONDENSED NOTES TO COMBINED                                     Sprint FON Group
FINANCIAL STATEMENTS (Unaudited)


The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the combined interim financial statements reflect all adjustments, consisting only of normal recurring accruals, needed to fairly present the FON Group's combined financial position, results of operations, cash flows and comprehensive income.

Certain information and footnote disclosures normally included in combined financial statements prepared according to generally accepted accounting principles have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1998 Form 10-K. Operating results for the 1999 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 1999.

--------------------------------------------------------------------------------
1. PCS Restructuring and Recapitalization
--------------------------------------------------------------------------------

In November 1998, Sprint's shareholders approved the formation of the FON Group and the PCS Group and the creation of the FON stock and the PCS stock. In addition, Sprint purchased the remaining ownership interests in Sprint Spectrum Holding Company, L.P. and PhillieCo, L.P. (together, Sprint PCS), other than a minority interest in Cox Communications PCS, L.P. (Cox PCS). Sprint acquired these ownership interests from Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc. (the Cable Partners). In exchange, Sprint issued the Cable Partners special low-vote PCS shares and warrants to acquire additional PCS shares. Sprint also issued the Cable Partners shares of a new class of preferred stock convertible into PCS shares. The purchase of the Cable Partners' interests is referred to as the PCS Restructuring.

Also in November 1998, Sprint reclassified each of its publicly traded common shares into one share of FON stock and 1/2 share of PCS stock. This recapitalization was tax-free to shareholders. Each Class A common share owned by France Telecom S.A. (FT) and Deutsche Telekom AG (DT) was reclassified to represent an equity interest in the FON Group and the PCS Group that entitles FT and DT to one share of FON stock and 1/2 share of PCS stock. These transactions are referred to as the Recapitalization.

In connection with the PCS Restructuring, FT and DT purchased 5.1 million additional PCS shares to maintain their combined 20% voting power in Sprint.

The PCS stock is intended to reflect the performance of Sprint's domestic wireless personal communication services (PCS) operations. The FON stock is intended to reflect the performance of all of Sprint's other operations.

--------------------------------------------------------------------------------
2. Basis of Combination and Presentation
--------------------------------------------------------------------------------

The combined FON Group financial statements, together with the combined PCS Group financial statements, include all the accounts in Sprint's consolidated financial statements. The combined financial statements for each Group were prepared on a basis that management believes is reasonable and proper and include:

- the combined historical balance sheets, results of operations and cash flows for each of the Groups, with all significant intragroup amounts and transactions eliminated,
- an allocation of Sprint's debt, including the related effects on results of operations and cash flows, and
-       an allocation of corporate overhead after the PCS Restructuring date.

The FON Group entities are commonly controlled companies and are wholly owned by Sprint. Transactions between the PCS Group and the FON Group have not been eliminated in the combined financial statements of either Group.

The FON Group combined financial statements provide FON shareholders with financial information about the FON Group operations. Investors in FON stock and PCS stock are Sprint shareholders and are subject to risks related to all of Sprint's businesses, assets and liabilities. Sprint retains ownership and control of the assets and operations of each Group. Financial effects of either Group that affect Sprint's results of operations or financial condition could affect the results of operations or financial position of the other Group or the market price of the other Group's stock. Net losses of either Group, and dividends or distributions on, or repurchases of, PCS stock or FON stock, will reduce Sprint funds legally available for dividends on both Groups' stock. As a result, the FON Group combined financial statements should be read along with Sprint's consolidated financial statements and the PCS Group's combined financial statements.

The FON Group combined financial statements are prepared using generally accepted accounting principles. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or group equity as previously reported.

--------------------------------------------------------------------------------
3. Acquisitions
--------------------------------------------------------------------------------

In the 1999 third quarter, Sprint closed on its acquisitions of People's Choice TV Corp. (PCTV) and American Telecasting, Inc. (ATI).

PCTV owns fixed wireless broadband licenses in several major markets in the Midwest and Southwest. Sprint paid $152 million in cash for the outstanding common and convertible preferred stock. In addition, Sprint assumed the $334 million par value debt of PCTV, consisting mainly of senior discount notes. These notes were retired, prior to scheduled maturities, in the 1999 fourth quarter (see Note 11).

ATI owns fixed wireless broadband licenses in several major markets in the North Central and Western United States. Sprint paid $171 million in cash for ATI's outstanding stock. In addition, Sprint assumed the $283 million par value debt of ATI, consisting mainly of senior discount notes. These notes were retired, prior to scheduled maturities, in the 1999 fourth quarter (see Note 11).

These acquisitions were accounted for as purchases. As a result, the financial statements of PCTV and ATI have been consolidated in Sprint's consolidated financial statements after the acquisition dates. The excess of the purchase price over the net liabilities acquired was preliminarily allocated to goodwill, and is being amortized on a straight-line basis over 40 years.


--------------------------------------------------------------------------------
4. Investments
--------------------------------------------------------------------------------


At the end of September 1999, investments accounted for using the equity method consisted of the FON Group's investments in Global One, EarthLink, Call-Net and other strategic investments. Combined, summarized financial information (100% basis) of these entities accounted for using the equity method was as follows:



                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Results of operations
  Net operating revenues                      $       653       $      628        $     1,917      $      1,680
                                              --- ------------- -- -------------- -- ------------- --- -------------
  Operating loss                              $      (239)      $     (150)       $      (632)     $       (376)
                                              --- ------------- -- -------------- -- ------------- --- -------------
  Net loss                                    $      (302)      $     (192)       $      (852)     $       (493)
                                              --- ------------- -- -------------- -- ------------- --- -------------
FON Group's net losses in affiliates          $       (95)      $      (54)       $      (244)     $       (140)
                                              --- ------------- -- -------------- -- ------------- --- -------------



--------------------------------------------------------------------------------
5. Income Taxes
--------------------------------------------------------------------------------

The differences that caused the FON Group's effective income tax rates to vary from the 35% federal statutory rate were as follows:

                                    Year-to-Date
                                   September 30,
                              -------------------------
                                 1999          1998
-------------------------------------------------------
                                     (millions)
Income tax expense at the
   federal statutory rate     $   672     $     640
Effect of:
   State income taxes, net
     of federal income tax         67            49
     effect
   Equity in losses of
     foreign joint ventures        35            10
   Other, net                      (4)           (4)
-------------------------------------------------------

Income tax expense            $   770     $     695
                              -------------------------

Effective income tax rate         40.1%        38.0%
                              -------------------------


--------------------------------------------------------------------------------
6. Long-term Debt and Capital Lease Obligations
--------------------------------------------------------------------------------

In the 1999 year-to-date period, the FON Group received a net allocation of $751 million of debt from Sprint. This debt was mainly used for new capital investments and acquisitions.

--------------------------------------------------------------------------------
7. Group Equity
--------------------------------------------------------------------------------

                                         Year-to-Date
                                        September 30,
                                             1999
-------------------------------------------------------
                                          (millions)
Beginning balance                    $       9,024
Net income                                   1,151
Dividends                                     (325)
Equity issued                                  188
Equity repurchased                             (48)
Other, net                                     105
-------------------------------------------------------

Ending balance                       $      10,095
                                     ------------------


In April 1999, Sprint's Board of Directors approved a two-for-one stock split of Sprint FON stock in the form of a dividend payable in Sprint FON shares. New shares were issued on June 4, 1999 to shareholders of record on May 13, 1999. A comparable dividend was paid on the Class A common stock owned by FT and DT. FON Group earnings per common share, dividends per common share and weighted average common shares for the prior periods have been restated to reflect the stock split.

--------------------------------------------------------------------------------
8. Litigation, Claims and Assessments
--------------------------------------------------------------------------------

FON shareholders are subject to all of the risks related to an investment in Sprint and the FON Group, including the effects of any legal proceedings and claims against the PCS Group.

Seven purported class action suits were filed by shareholders in connection with the proposed merger of Sprint and MCI/WorldCom. The suits allege that Sprint's directors breached their fiduciary duties, and certain other duties, to shareholders by entering into the merger agreement with MCI/WorldCom. Management believes that the plaintiffs' claims are without merit.

Various other suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to the FON Group's combined financial statements.

--------------------------------------------------------------------------------
9. Segment Information
--------------------------------------------------------------------------------


The FON Group operates in five business segments, based on services and products: the long distance division, the local division, the product distribution and directory publishing businesses, activities to develop and deploy Sprint ION(SM) -- Integrated On-Demand Network, and other ventures.


Industry segment financial information was as follows:

-----------------------------------------------------------------------------------------------------------------------
                                                       Product                                Corporate
                             Long                      Distribution                              and         Sprint
Quarters Ended             Distance        Local       &             Sprint     Other           Elim-          FON
September 30,              Division      Division      Directory       ION       Ventures     inations        Group
                                   Publishing
-----------------------------------------------------------------------------------------------------------------------
                                                                  (millions)
1999
Net operating revenues  $   2,712     $    1,416    $      437    $     -     $     1      $    (225)    $    4,341
Affiliated revenues            64             78           153          -           -           (225)            70
Operating income (loss)       415            378            64       (110)         (7)           (14)           726


1998
Net operating revenues  $   2,501     $    1,349    $      435    $     -     $     -      $    (246)    $    4,039
Affiliated revenues            40             54           176          -           -           (246)            24
Operating income (loss)       344            360            57        (33)         (4)           (11)           713
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
                                                       Product                                Corporate
                             Long                      Distribution                              and         Sprint
Year-to-Date               Distance        Local       & Directory    Sprint     Other           Elim-          FON
September 30,              Division      Division      Publishing      ION       Ventures     inations        Group
-----------------------------------------------------------------------------------------------------------------------
                                                                  (millions)
1999
Net operating revenues  $   8,010     $    4,171    $    1,309    $     -     $     1      $    (734)    $   12,757
Affiliated revenues           178            229           506          -           -           (734)           179
Operating income (loss)     1,203          1,116           179       (243)        (17)           (39)         2,199


1998
Net operating revenues  $   7,329     $    3,988    $    1,272    $     -     $     -      $    (713)    $   11,876
Affiliated revenues            80            149           548          -           -           (713)            64
Operating income (loss)       985          1,080           177        (78)        (35)           (41)         2,088
-----------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
10. Supplemental Cash Flows Information
--------------------------------------------------------------------------------

The FON Group's cash paid for interest and income taxes was as follows:
                                    Year-to-Date
                                   September 30,
                              -------------------------
                                  1999         1998
-------------------------------------------------------
                                     (millions)
Interest (net of capitalized
   interest)                  $     171   $     174
                              -------------------------
Income taxes                  $     658   $     279
                              -------------------------


The FON Group's noncash activities included the following:

                                    Year-to-Date
                                   September 30,
                              -------------------------
                                  1999         1998
-------------------------------------------------------
                                     (millions)
Noncash activities in group
   equity                     $     213   $     120
                              -------------------------
Debt assumed in purchases of
   fixed wireless broadband
   companies                  $     574   $       -
                              -------------------------


The FON Group's noncash activities in group equity included common stock issued under Sprint's employee stock benefit plans and the tax benefit from stock options exercised.

--------------------------------------------------------------------------------
11. Subsequent Events
--------------------------------------------------------------------------------

In October 1999, Sprint announced a definitive merger agreement with MCI/WorldCom. Under the agreement, each share of Sprint FON stock will be exchanged for $76 of MCI/WorldCom common stock, subject to a collar. In addition, each share of Sprint PCS stock will be exchanged for one share of a new WorldCom PCS tracking stock and 0.1547 shares of MCI/WorldCom common stock. The terms of the WorldCom PCS tracking stock will be equivalent to those of Sprint PCS stock and will track the performance of the company's PCS business. The merger is subject to the approvals of Sprint and MCI/WorldCom stockholders as well as approvals from the Federal Communications Commission (FCC), the Justice Department, various state government bodies and foreign antitrust authorities. The companies anticipate that the merger will close in the second half of 2000.

In October 1999, Sprint's Board of Directors declared dividends of 12.5 cents per share on the Sprint FON common and Class A common stock. Dividends will be paid December 29, 1999.

In October 1999, Sprint closed on its acquisitions of WBS, Videotron USA and TTI, paying $314 million in cash. These acquisitions were accounted for as purchases.

In the 1999 fourth quarter, Sprint retired, prior to scheduled maturities, $613 million of the assumed fixed wireless broadband companies' par value debt with interest rates ranging from 13.1% to 14.5%.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                   Sprint FON Group



--------------------------------------------------------------------------------
General
--------------------------------------------------------------------------------

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--General" for a discussion of the PCS Restructuring and the Recapitalization.

--------------------------------------------------------------------------------
Recent Developments
--------------------------------------------------------------------------------

In October 1999, Sprint announced a definitive merger agreement with MCI/WorldCom. Under the agreement, each share of Sprint FON stock will be exchanged for $76 of MCI/WorldCom common stock, subject to a collar. In addition, each share of Sprint PCS stock will be exchanged for one share of a new WorldCom PCS tracking stock and 0.1547 shares of MCI/WorldCom common stock. The terms of the WorldCom PCS tracking stock will be equivalent to those of Sprint PCS stock and will track the performance of the company's PCS business. The merger is subject to the approvals of Sprint and MCI/WorldCom stockholders as well as approvals from the Federal Communications Commission (FCC), the Justice Department, various state government bodies and foreign antitrust authorities. The companies anticipate that the merger will close in the second half of 2000.

--------------------------------------------------------------------------------
Sprint FON Group
--------------------------------------------------------------------------------

Core Businesses

Long Distance Division

The long distance division is the nation's third-largest long distance phone company. It operates a nationwide, all-digital long distance communications network using state-of-the-art fiber-optic and electronic technology. The division mainly provides domestic and international voice, video and data communications services.

Local Division

The local division consists of regulated local phone companies serving over 7.9 million access lines in 18 states. It provides local phone services, access by phone customers and other carriers to its local network, sales of telecommunications equipment, and long distance services within certain regional calling areas.

Product Distribution and Directory Publishing Businesses

The product distribution business provides wholesale distribution services of telecommunications products. The directory publishing business publishes and markets white and yellow page phone directories.

Sprint ION(SM)

Sprint ION extends Sprint's existing advanced network capabilities to the customer and enables Sprint to provide the network infrastructure to meet customers' demands for data, Internet, and video. It is also expected to be the foundation for Sprint to provide new competitive local service.

Other Ventures

The "other ventures" segment includes the FON Group's investment in Global One, a joint venture with FT and DT; EarthLink Network, Inc., an Internet service provider; Call-Net, a long distance provider in Canada operating under the Sprint brand name; and certain other telecommunications investments and ventures. All of these investments are accounted for on the equity basis.

Beginning in the 1999 third quarter, this segment also includes the on-going operations, mainly consisting of cable TV service, of Sprint's newly acquired fixed wireless broadband companies.

--------------------------------------------------------------------------------
Results of Operations
--------------------------------------------------------------------------------

Net operating revenues were $4.3 billion for the 1999 third quarter, an increase of 7% from $4.0 billion for the same 1998 period. Net operating revenues for the first nine months in 1999 increased 7% to $12.8 billion from $11.9 billion for the same 1998 period.

Net income was $359 million for the 1999 third quarter compared to $415 million for the same 1998 period. Net income for the first nine months in 1999 was $1.2 billion compared to $1.1 billion for the same 1998 period. Net income for 1998 includes a $4 million extraordinary charge related to the early extinguishment of debt.


Core Businesses

The FON Group's core businesses generated improved third quarter and year-to-date net operating revenues and operating income compared to the same 1998 periods. Core businesses exclude results from Sprint ION and other ventures. Third quarter and year-to-date 1999 long distance calling volumes increased 23% from the same 1998 periods. Access lines served by the local division increased 5% during the past 12 months, excluding the sale of local exchanges in November 1998 (see "Segmental Results of Operations--Local Division" for further details.)



--------------------------------------------------------------------------------
Segmental Results of Operations
--------------------------------------------------------------------------------

Long Distance Division

                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                         September 30,                          Variance
                                               ----------------------------------    -------------------------------
                                                    1999              1998                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $     2,712      $    2,501        $       211             8.4%
---------------------------------------------- -- ------------- -- -------------- -- ------------- -----------------

Operating expenses
   Interconnection                                   1,021             958                 63             6.6%
   Operations                                          389             372                 17             4.6%
   Selling, general and administrative                 647             595                 52             8.7%
   Depreciation and amortization                       240             232                  8             3.4%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Total operating expenses                             2,297           2,157                140             6.5%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating income                               $       415      $      344        $        71            20.6%
                                               -- ------------- -- -------------- -- -------------

Operating margin                                      15.3%           13.8%
                                               -- ------------- -- --------------


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                         Year-to-Date
                                                         September 30,                          Variance
                                               ----------------------------------    -------------------------------
                                                    1999              1998                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $     8,010      $    7,329        $       681             9.3%
---------------------------------------------- -- ------------- -- -------------- -- ------------- -----------------

Operating expenses
   Interconnection                                   3,066           2,889                177             6.1%
   Operations                                        1,066           1,072                 (6)           (0.6)%
   Selling, general and administrative               1,976           1,723                253            14.7%
   Depreciation and amortization                       699             660                 39             5.9%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Total operating expenses                             6,807           6,344                463             7.3%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating income                               $     1,203      $      985        $       218            22.1%
                                               -- ------------- -- -------------- -- -------------

Operating margin                                      15.0%           13.4%
                                               -- ------------- -- --------------


Net Operating Revenues

All major market segments--business, residential and wholesale--contributed to the increase in net operating revenues in both the 1999 third quarter and year-to-date periods from the same 1998 periods. These increases mainly reflect strong data services revenue growth and a 23% increase in calling volumes, partly offset by a more competitive pricing environment. Future revenue and operating income growth may be impacted by the continuing pricing pressures being experienced by the long distance division.

Business and Data Market

Business and data market revenues increased 5% in the 1999 third quarter and 9% for the 1999 year-to-date period from the same 1998 periods. Data services showed strong growth because of continued demand and an increased use of the Internet. The year-to-date increase in revenues also reflects strong calling volumes partly offset by lower rates due to increased competition. The 1999 third quarter volume increases were completely offset by lower rates.

Residential Market

Residential market revenues increased 6% in the 1999 third quarter and year-to-date periods from the same 1998 periods. These increases reflect strong volume growth in residential long distance calls, partly offset by lower domestic and international rates.

Wholesale Market

Wholesale market revenues increased 24% in the 1999 third quarter and 14% in the 1999 year-to-date period from the same 1998 periods. These increases reflect strong minute growth mainly from international calls and increased inbound and outbound toll-free calls.

Interconnection Costs

Interconnection costs consist of amounts paid to local phone companies, other domestic service providers and foreign phone companies to complete calls made by the division's domestic customers. These costs increased 7% in the 1999 third quarter and 6% in the 1999 year-to-date period from the same 1998 periods reflecting increased calling volumes in 1999, partly offset by reductions in per-minute costs for both domestic and international access. The domestic rate reductions were generally due to FCC-mandated access rate reductions. Lower international per minute costs reflect continued competition. Sprint expects government deregulation and competitive pressures to add to the trend of
declining  unit  costs  for  international  interconnection.   The  increase  in
interconnection  costs  also  reflects  growth in  non-minute  driven  revenues.
Interconnection costs were 37.6% of net operating revenues in the 1999 third quarter and 38.3% in the 1999 year-to-date period compared to 38.3% and 39.4% for the same periods a year ago.

Operations Expense

Operations expense includes costs to operate and maintain the long distance network and costs of equipment sales. It also includes costs to provide operator,  public  payphone  and  video  teleconferencing  services  as  well as telecommunications services for the hearing-impaired. Operations expense increased 5% in the 1999 third quarter from the same 1998 period because of an increase in network costs due to growth in data services and increases in network equipment operating leases. Operations expense decreased 1% in the 1999 year-to-date period from the same 1998 period because of a decrease in product and service costs due to a decrease in equipment sales, partly offset by the increased network costs. Operations expense was 14.3% of net operating revenues in the 1999 third quarter and 13.3% in the 1999 year-to-date period compared to 14.9% and 14.6% for the same periods a year ago.

Selling, General and Administrative Expense

Selling, general and administrative (SG&A) expense increased 9% in the 1999 third quarter and 15% in the 1999 year-to-date period from the same 1998 periods. These increases mainly reflect the overall growth of the business as well as increased marketing and promotions in the first half of 1999 to support products and services, including the rollout of an airline alliance program which enables customers to earn frequent flyer miles when they use Sprint's services. SG&A expense was 23.9% of net operating revenues in the 1999 third quarter and 24.7% in the 1999 year-to-date period compared to 23.8% and 23.6% for the same periods a year ago.

Depreciation and Amortization Expense

Depreciation and amortization expense increased 3% in the 1999 third quarter and 6% in the 1999 year-to-date period from the same periods a year ago. These increases were generally due to an increased asset base to enhance network reliability, meet increased demand for voice and data-related services and upgrade capabilities for providing new products and services. Depreciation and amortization expense was 8.9% of net operating revenues in the 1999 third quarter and 8.7% in the 1999 year-to-date period compared to 9.2% for the 1998 third quarter and 9.0% for the 1998 year-to-date period.

Local Division

                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                       Quarters Ended
                                                        September 30,                           Variance
                                              -----------------------------------    -------------------------------
                                                    1999              1998                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $      1,416      $     1,349       $        67             5.0%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                      489              459                30             6.5%
   Selling, general and administrative                 289              291                (2)           (0.7)%
   Depreciation and amortization                       260              239                21             8.8%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Total operating expenses                             1,038              989                49             5.0%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating income                              $        378      $       360       $        18             5.0%
                                              --- ------------- -- -------------- -- -------------

Operating margin                                      26.7%            26.7%
                                              --- ------------- -- --------------


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Year-to-Date
                                                        September 30,                           Variance
                                              -----------------------------------    -------------------------------
                                                    1999              1998                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $      4,171      $     3,988       $       183             4.6%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                    1,432            1,349                83             6.2%
   Selling, general and administrative                 858              851                 7             0.8%
   Depreciation and amortization                       765              708                57             8.1%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Total operating expenses                             3,055            2,908               147             5.1%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating income                              $      1,116      $     1,080       $        36             3.3%
                                              --- ------------- -- -------------- -- -------------

Operating margin                                      26.8%            27.1%
                                              --- ------------- -- --------------

Sprint sold its remaining 81,000 residential and business access lines in Illinois in November 1998. For comparative purposes, the following discussion of local division results assumes the sale occurred at the beginning of 1998. Adjusting for this sale, operating margin would have been 26.2% for the 1998 third quarter and 26.8% for the 1998 year-to-date period.

Net Operating Revenues

Net operating revenues increased 6% in the 1999 third quarter and year-to-date periods from the same 1998 periods. These increases mainly reflect customer access line growth and increased sales of network-based services such as Caller ID and Call Waiting. Customer access lines increased 5% during the past 12 months. Sales of network-based services increased due to strong demand for bundled services which combine local service, network-based features and long distance calling.

Local Service Revenues

Local service revenues, derived from local exchange services, grew 8% in the 1999 third quarter and 9% in the 1999 year-to-date period from the same 1998 periods because of customer access line growth and strong demand for bundled services. Revenue growth also reflects increased sales of private line services and revenues from maintaining customer wiring and equipment.

Network Access Revenues

Network access revenues, derived from long distance phone companies using the local network to complete calls, increased 6% in the 1999 third quarter and 4% in the 1999 year-to-date period from the same 1998 periods. The 1999 third quarter and year-to-date revenues reflect an 8% increase in minutes of use and the implementation of local number portability charges. These increases were partly offset by FCC-mandated access rate reductions.

Toll Service Revenues

Toll service revenues are mainly derived from providing long distance services within specified regional calling areas, or LATAs, that are beyond the local calling area. These revenues decreased 11% in the 1999 third quarter and 14% in the 1999 year-to-date period from the same 1998 periods, mainly reflecting increased competition, which is expected to continue, in the intraLATA long distance market. In addition, toll service areas are shrinking as certain local calling areas are expanding. The reduced revenues were offset, in part, by increases in local service revenues due to expanded local calling areas, and by increases in network access revenues paid by other carriers providing intraLATA long distance services to the local division's customers. In addition, nearly one-third of the toll customers the local division has lost have selected Sprint's long distance division for intraLATA long distance service, which helps mitigate the erosion of these revenues.

Other Revenues

Other revenues increased 5% in the 1999 third quarter and year-to-date periods from the same 1998 periods reflecting increased revenues from commissions, telemarketing services and improvements in uncollectibles.

Costs of Services and Products

Costs of services and products includes costs to operate and maintain the local network and costs of equipment sales. This expense increased 7% in the 1999 third quarter and year-to-date periods compared to the same 1998 periods reflecting customer access line growth, increased equipment sales and storm related costs. Costs of services and products was 34.5% of net operating revenues in the 1999 third quarter and 34.3% in the 1999 year-to-date period compared to 34.1% and 33.8% for the same periods a year ago.

Selling, General and Administrative Expense

SG&A expense was flat in the 1999 third quarter and year-to-date periods compared to the same 1998 periods. These results were mainly due to increased marketing costs to promote new products and services and increased customer service costs related to customer access line growth, offset by continued emphasis on cost control. SG&A expense was 20.4% of net operating revenues in the 1999 third quarter and 20.6% in the 1999 year-to-date period compared to 21.8% and 21.5% for the same periods a year ago.

Depreciation and Amortization Expense

Depreciation and amortization expense increased 9% in the 1999 third quarter and 8% in the 1999 year-to-date period compared to the same 1998 periods, mainly because of increased capital expenditures in switching and transport technologies which have shorter asset lives. Depreciation and amortization expense was 18.4% of net operating revenues in the 1999 third quarter and 18.3% in the 1999 year-to-date period compared to 17.9% for the same periods a year ago.

Product Distribution and Directory Publishing Businesses

                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                       Quarters Ended
                                                        September 30,                           Variance
                                              -----------------------------------    -------------------------------
                                                    1999              1998                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $        437      $       435       $       2               0.5%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                      338              344              (6)             (1.7)%
   Selling, general and administrative                  31               29               2               6.9%
   Depreciation and amortization                         4                5              (1)            (20.0)%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Total operating expenses                               373              378              (5)             (1.3)%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating income                              $         64      $        57       $       7              12.3%
                                              --- ------------- -- -------------- -- -------------

Operating margin                                      14.6%            13.1%
                                              --- ------------- -- --------------


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Year-to-Date
                                                        September 30,                           Variance
                                              -----------------------------------    -------------------------------
                                                    1999              1998                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $      1,309      $     1,272       $      37               2.9%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                    1,023            1,005              18               1.8%
   Selling, general and administrative                  94               81              13              16.0%
   Depreciation and amortization                        13                9               4              44.4%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Total operating expenses                             1,130            1,095              35               3.2%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating income                              $        179      $       177       $       2               1.1%
                                              --- ------------- -- -------------- -- -------------

Operating margin                                      13.7%            13.9%
                                              --- ------------- -- --------------


Net operating revenues were flat in the 1999 third quarter and increased 3% in the 1999 year-to-date period compared to the same 1998 periods. Nonaffiliated revenues accounted for over one-half of revenues in both the 1999 and 1998 third quarter and year-to-date periods. Nonaffiliated revenues increased 10% in the 1999 third quarter compared to the same 1998 period, but were largely offset by a decrease in product sales to affiliates. In the 1999 year-to-date period nonaffiliated revenues increased 11% from the same 1998 period, but were only partly offset by a decrease in product sales to affiliates.

Operating expenses decreased 1% in the 1999 third quarter and increased 3% in the 1999 year-to-date period compared to the same 1998 periods. The third quarter decrease is driven by lower product costs. The year-to-date increase is a result of staffing demands and increased cost of sales related to sales growth, partly offset by lower product costs.

Sprint ION(SM)

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Total operating expenses                      $       110       $       33        $       243      $         78
                                              --- ------------- -- -------------- -- ------------- --- -------------

Operating expenses for Sprint ION in the 1999 third quarter and year-to-date periods reflect continued development and deployment activities including costs for network research and testing, systems and operations development, product development, and advertising to increase public awareness. Depreciation and amortization totaled $11 million in the 1999 third quarter and $24 million in the 1999 year-to-date period compared to $1 million and $3 million for the same periods a year ago.


Other Ventures

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Net operating revenues                        $         1       $        -        $         1      $          -
                                              --- ------------- -- -------------- -- ------------- --- -------------
Total operating expenses                      $         8       $        4        $        18      $         35
                                              --- ------------- -- -------------- -- ------------- --- -------------
Operating loss                                $        (7)      $       (4)       $       (17)     $        (35)
                                              --- ------------- -- -------------- -- ------------- --- -------------

Equity in losses of affiliates                $      (107)      $      (55)       $      (262)     $       (153)
                                              --- ------------- -- -------------- -- ------------- --- -------------


Operating expenses in the 1998 year-to-date period mainly relate to the FON Group's offering of Internet services. In June 1998, the FON Group completed the strategic alliance to combine its Internet business with EarthLink. As part of the alliance, EarthLink obtained the FON Group's Sprint Internet Passport customers and took over the day-to-day operations of those services. At the same time, the FON Group acquired an equity interest in EarthLink. As a result, after June 1998, the FON Group's share of EarthLink's losses has been reflected in "Equity in losses of affiliates" above.

Global One's revenues totaled $252 million in the 1999 third quarter compared to $278 million for the same 1998 period. Year-to-date revenues were $748 million in 1999 compared to $801 million for the same period a year ago. Global One revenues continue to be impacted by regional economic conditions and competitive pricing pressures.

Sprint recorded losses related to Global One totaling $71 million in the 1999 third quarter and $195 million in the 1999 year-to-date period compared to $33 million and $120 million for the same periods a year ago. Sprint's 1999 third quarter and year-to-date losses include a $12 million charge for foreign currency exchange losses. The 1999 year-to-date loss also includes a $27 million charge for fixed asset write-offs.

Sprint, FT and DT have been in discussions regarding restructuring the ownership of Global One, although no decisions have been made at this time. On October 4, 1999, Sprint sent to FT and DT a "Notice of Impasse", and can now send a "Termination Notice" that would trigger the buy/sell provisions contained in the joint venture agreement. Sprint, however, has informed FT and DT that it will postpone sending a Termination Notice for the time being while the parties attempt to reach a negotiated settlement. FT and DT have stated their belief that the Notice of Impasse was not properly invoked.

--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense, Net

The effective interest rates in the following table reflect interest expense on long-term debt only. Interest costs on short-term borrowings classified as long-term debt, intergroup borrowings, deferred compensation plans and customer deposits have been excluded so as not to distort the effective interest rate on long-term debt.


                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Effective interest rate on long-term debt             7.7%             8.2%              7.9%              8.1%
                                              --- ------------- -- -------------- -- ------------- --- -------------


Effective with the PCS Restructuring, interest expense on borrowings incurred by Sprint and allocated to the PCS Group is based on rates the PCS Group would be able to obtain from third parties as a direct or indirect wholly owned Sprint subsidiary, but without the benefit of any guaranty by Sprint or any member of the FON Group. The difference between Sprint's actual interest rates and the rates charged to the PCS Group is reflected as a reduction in the FON Group's interest expense. These reductions, which totaled $45 million in the 1999 third quarter and $112 million in the 1999 year-to-date period, have also been excluded in computing the effective interest rates above. The decrease in the FON Group's effective interest rates for the 1999 third quarter and year-to-date periods mainly reflects increased borrowings with lower interest rates.


Other Income (Expense), Net

Other income (expense) consisted of the following:

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Dividend and interest income                  $        10       $       31        $        28      $         86
Net gains from equity investments                       -                -                 35                 -
Other, net                                            (19)              (4)               (14)                3
------------------------------------------------- ------------- -- -------------- -- ------------- --- -------------

Total                                         $        (9)      $       27        $        49      $         89
                                              --- ------------- -- -------------- -- ------------- --- -------------


Dividend and interest income for the 1999 and 1998 third quarter and year-to-date periods reflects interest earned on temporary investments. For the 1998 periods, it also reflects interest earned on loans to unconsolidated affiliates.

Income Taxes

See Note 5 of Condensed Notes to Combined Financial Statements for information about the differences that caused the effective income tax rates to vary from the statutory federal rate.


Extraordinary Item, Net

In the 1998 first quarter, Sprint redeemed, prior to scheduled maturities, $115 million of FON Group debt with a 9.25% interest rate. This resulted in a $4 million after-tax extraordinary loss.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------

                         September 30,   December 31,
                             1999            1998
------------------------------------------------------
                                 (millions)
Combined assets       $      21,438    $    19,001
                      --------------------------------


See "Liquidity and Capital Resources" for information about changes in the Combined Balance Sheets.

--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

Operating Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             1999            1998
------------------------------------------------------
                                 (millions)
Cash flows provided
   by operating
   activities          $    2,245     $      2,791
                       -------------------------------


The decrease in 1999 operating cash flows mainly reflects increased outflows from working capital, partly offset by improved operating results in the FON Group's core businesses.

Investing Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             1999            1998
------------------------------------------------------
                                 (millions)
Cash flows used by
   investing
   activities          $   (2,819)    $     (3,128)
                       -------------------------------


Capital expenditures, which are the FON Group's largest investing activity, totaled $2.5 billion in the 1999 year-to-date period compared to $2.3 billion for the same period a year ago. Long distance capital expenditures were incurred mainly to enhance network reliability, meet increased demand for voice and data-related services and upgrade capabilities for providing new products and services. The local division incurred capital expenditures to accommodate access line growth and expand capabilities for providing enhanced services. In addition, capital expenditures increased $268 million in the 1999 year-to-date period from the same 1998 period due to Sprint ION development and hardware deployment.

Cash flows for the 1999 year-to-date period also include the repayment of loans made to Sprint PCS prior to the PCS Restructuring. In the 1998 year-to-date period, the FON Group made advances to the PCS Group and loans to Sprint PCS to fund capital and operating requirements. Equity transfers from the PCS Group were mainly for the current tax benefits used by the FON Group. "Investments in and loans to other affiliates, net" consisted of the following:

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             1999            1998
------------------------------------------------------
                                 (millions)
Global One
Capital contributions  $      292     $        284
Advances, net                  (4)            (119)
------------------------------------------------------
                              288              165
------------------------------------------------------

Other, net                    109              230
------------------------------------------------------

Total                  $      397     $        395
                       -------------------------------


In both the 1999 and 1998 year-to-date periods, "Other, net" includes an investment in EarthLink by the FON Group. Capital contributions to Global One in the 1999 and 1998 year-to-date periods were mainly used to repay advances and to fund capital and operating requirements.

Investing activities in 1999 also include cash payments for acquisitions of companies owning fixed wireless broadband licenses.

Financing Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             1999            1998
------------------------------------------------------
                                 (millions)
Cash flows provided
   by financing
   activities          $      552     $        283
                       -------------------------------


Financing activities in the 1999 year-to-date period mainly reflect proceeds from debt issuances of $1.5 billion offset by net debt allocated to the PCS Group of $785 million. Financing activities for the 1998 year-to-date period mainly reflect long-term borrowings partly offset by payments on existing debt.

The FON Group paid cash dividends of $317 million in the first nine months of 1999 compared to $292 million for the same period a year ago.

Capital Requirements

The FON Group's 1999 investing activities, mainly consisting of capital expenditures and investments in affiliates, are expected to require cash of $4.1 to $4.4 billion. FON Group capital expenditures are expected to range between $3.8 and $4.0 billion in 1999. The long distance and local divisions will require the majority of this total. Sprint ION is expected to require $600 to $700 million for capital expenditures in 1999. Investments in affiliates are expected to require cash of $300 to $400 million. Dividend payments are expected to total $440 million.

In connection with the PCS Restructuring, Sprint adopted a tax sharing agreement that provides for the allocation of income taxes between the FON Group and the PCS Group. Sprint expects the FON Group to continue to make significant payments to the PCS Group under the tax sharing agreement because of expected PCS Group operating losses.

The 1999 acquisitions of companies owning fixed wireless broadband licenses are expected to require cash of $600 to $700 million for the acquisition of equity. These acquisitions also involve the assumption of debt of $600 to $700 million. See Notes 3 and 11 of Sprint FON Group Condensed Notes to Combined Financial Statements.

Liquidity

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity" for a discussion of liquidity.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

Financial strategies are determined by Sprint on a centralized basis. See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Strategies."

--------------------------------------------------------------------------------
Year 2000 Issue
--------------------------------------------------------------------------------

The "Year 2000" issue affects the FON Group's installed computer systems, network elements, software applications and other business systems that have time-sensitive programs that may not properly reflect or recognize the year 2000. Because many computers and computer applications define dates by the last two digits of the year, "00" may not be properly identified as the year 2000. This error could result in miscalculations or system failures. The Year 2000 issue may also affect the systems and applications of the FON Group's customers, vendors, resellers or affiliates.


The FON Group started a program in 1996 to identify and address the Year 2000 issue. It has completed an inventory and Year 2000 assessment of its principal computer systems, network elements, software applications and other business systems. The FON Group has also completed the renovation, testing and virtually all of the deployment of these computer systems, network elements, software applications and other business systems. Year 2000 testing began in the 1998 third quarter and was completed in September, 1999. Additional testing will continue for the remainder of the year to maintain Year 2000 readiness for all systems and networks. The FON Group is using both internal and external sources to identify, correct or reprogram, and test its systems for Year 2000 readiness. It has contacted others with whom it conducts business to receive the proper warranties and assurances that those third parties, including affiliates, are or will be Year 2000 compliant.

The FON Group incurred approximately $255 million from inception through September 1999 for its Year 2000 remediation program and expects to incur approximately $10 million through the remainder of 1999. This program is designed to assure the proper functioning of critical and secondary elements for Year 2000 compliance. When this program is fulfilled, the FON Group has a high degree of confidence that elements within its control will function through the upcoming date changes. However, there is a remaining risk stemming from elements vulnerable to the Year 2000 problem which are beyond the FON Group's control. For example, the FON Group interconnects with numerous third party carriers and utilities. The FON Group has taken measures to assure that these third parties will continue to function through any date related difficulties, but ultimately the FON Group does not have control over their success. The FON Group is continuing to focus on identifying and addressing all aspects of its operations that may be affected by the Year 2000 issue.

The FON Group is evaluating events beyond its control that could occur before and after the arrival of the year 2000. The FON Group has reviewed its existing disaster recovery plans and developed additional contingency and business continuity plans to prepare for the year 2000. All of these plans were complete at the end of the third quarter. The FON Group will implement, if necessary, appropriate contingency and business continuity plans to mitigate to the extent possible the effects of any Year 2000 noncompliance.

The FON Group has reviewed the risks related to a worst case scenario that could result from a Year 2000 related failure. This scenario could result in a temporary disruption to normal business operations and could impact the FON Group's financial performance. Based upon the work completed to date, the FON Group believes that such an occurrence is unlikely. Nevertheless, certain elements related to the Year 2000 readiness of suppliers, utilities, interconnecting carriers and customers are beyond the FON Group's control and could fail. The FON Group does not believe that the failure of such elements could cause a major breakdown within its normal operations.


--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

See Sprint's  "Management's  Discussion and Analysis of Financial  Condition and
Results  of   Operations--Forward-looking   Information"  for  a  discussion  of
forward-looking information.

                               Annex III



                            Sprint PCS Group
                     Combined Financial Information



COMBINED STATEMENTS OF OPERATIONS (Unaudited)                                                      Sprint PCS Group
(millions, except per share data)
--------------------------------------------- ----------------------------------- ----------------------------------
                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
--------------------------------------------- ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Operating Revenues                        $         844     $        320      $      2,184     $         788
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Expenses
   Costs of services and products                       579              295             1,620               783
   Selling, general and administrative                  662              377             1,777             1,010
   Depreciation and amortization                        393              213             1,112               536
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

   Total operating expenses                           1,634              885             4,509             2,329
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Loss                                         (790)            (565)           (2,325)           (1,541)

Interest expense                                       (176)            (135)             (497)             (358)
Other partners' loss in Sprint PCS                        -              368                 -             1,008
Other income, net                                         9               41                39               122
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Loss before income taxes and extraordinary
   item                                                (957)            (291)           (2,783)             (769)

Income taxes                                            342              115             1,008               295
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Loss before Extraordinary Item                         (615)            (176)           (1,775)             (474)
Extraordinary item, net                                   -               -                (21)               -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Loss                                               (615)    $       (176)           (1,796)    $        (474)
                                                                -- --------------                  --- -------------
Preferred stock dividends paid                           (4)                               (11)
--------------------------------------------- --- -------------                   -- -------------
Loss applicable to common stock               $        (619)                      $     (1,807)
                                              --- -------------                   -- -------------

Basic and Diluted Loss per Common
   Share(1)
   Loss before extraordinary item             $       (1.31)    $      (1.04)     $      (3.92)    $       (2.99)
   Extraordinary item, net                                -               -              (0.05)               -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total                                         $       (1.31)    $      (1.04)     $      (3.97)    $       (2.99)
                                              --- ------------- -- -------------- -- ------------- --- -------------

Basic and diluted weighted average common
   shares(1)                                          473.3            415.8             455.1             415.8
                                              --- ------------- -- -------------- -- ------------- --- -------------

(1) Basic and diluted loss per common share and weighted average common shares for the 1998 third quarter and year-to-date periods are pro forma and assume the PCS Restructuring, Recapitalization and Top-up occurred at the beginning of 1998. The 1998 fourth quarter write-off of $179 million of acquired in-process research and development is excluded. These pro forma amounts are for comparative purposes only and do not necessarily represent what actual results of operations would have been had the transactions occurred at the beginning of 1998, nor do they indicate the results of future operations.











                        See accompanying Condensed Notes to Combined Financial Statements.



COMBINED BALANCE SHEETS                                                                                Sprint PCS Group
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                       September 30,     December 31,
                                                                                            1999             1998
-------------------------------------------------------------------------------------------------------------------------
                                                                                        (Unaudited)
Assets
    Current assets
      Cash and equivalents                                                             $         16      $        173
      Accounts receivable, net of allowance for doubtful
        accounts of $39 and $11                                                                 545               306
      Inventories                                                                               307               127
      Current tax benefit receivable from the FON Group                                         372               170
      Prepaids and other current assets                                                          93                79
-------------------------------------------------------------------------------------------------------------------------
      Total current assets                                                                    1,333               855

    Property, plant and equipment
      Network equipment                                                                       5,590             3,999
      Construction work in progress                                                           1,317             1,607
      Buildings and leasehold improvements                                                    1,186             1,026
      Other                                                                                     479               356
-------------------------------------------------------------------------------------------------------------------------
      Total property, plant and equipment                                                     8,572             6,988
      Accumulated depreciation                                                               (1,221)             (453)
-------------------------------------------------------------------------------------------------------------------------
      Net property, plant and equipment                                                       7,351             6,535

    Intangible assets
      Goodwill                                                                                4,524             3,313
      PCS licenses                                                                            3,062             3,037
      Customer base                                                                             726               681
      Microwave relocation costs                                                                403               355
      Other                                                                                      55                45
-------------------------------------------------------------------------------------------------------------------------
      Total intangible assets                                                                 8,770             7,431
      Accumulated amortization                                                                 (420)              (93)
-------------------------------------------------------------------------------------------------------------------------
      Net intangible assets                                                                   8,350             7,338

    Other assets                                                                                426               410
-------------------------------------------------------------------------------------------------------------------------

    Total                                                                              $     17,460      $     15,138
                                                                                      -----------------------------------

Liabilities and Group Equity
    Current liabilities
       Current maturities of long-term debt                                             $        178     $        348
       Accounts payable                                                                          508              371
       Construction obligations                                                                  936              979
       Accrued taxes                                                                             143               93
       Accrued interest                                                                          235               92
       Payables to the FON Group                                                                 406              101
       Accrued expenses and other current liabilities                                            396              416
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                               2,802            2,400

    Long-term debt and capital lease obligations                                               9,630            7,847

    Deferred credits and other liabilities
       Deferred income taxes                                                                     948            1,013
       Other                                                                                     114              123
-------------------------------------------------------------------------------------------------------------------------
      Total deferred credits and other liabilities                                             1,062            1,136

    Group equity                                                                               3,966            3,755
-------------------------------------------------------------------------------------------------------------------------

    Total                                                                               $     17,460     $     15,138
                                                                                      -----------------------------------



                        See accompanying Condensed Notes to Combined Financial Statements.




COMBINED STATEMENTS OF CASH FLOWS (Unaudited)                                                         Sprint PCS Group
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Year-to-Date September 30,                                                                 1999             1998
------------------------------------------------------------------ ----------------- ----------------- ----------------


Operating Activities

Net loss                                                                              $   (1,796)      $     (474)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
     Equity in net losses of affiliates                                                       -               687
     Depreciation and amortization                                                         1,112                2
     Deferred income taxes                                                                  (130)              57
     Extraordinary item, net                                                                  21               -
     Current tax benefit used by the FON Group                                                -              (352)
     Changes in assets and liabilities:
         Accounts receivable, net                                                           (239)              -
         Inventories and other current assets                                               (210)             (30)
         Accounts payable and other current liabilities                                      304              446
         Receivable from the FON Group for current tax benefits
           utilized                                                                         (202)              -
         Receivables from and payables to the FON Group, net                                 306               -
         Noncurrent assets and liabilities, net                                               (9)            (102)
     Other, net                                                                               14                2
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash provided (used) by operating activities                                            (829)             236
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Investing Activities

Capital expenditures                                                                      (1,580)            (672)
Other, net                                                                                   (82)            (194)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash used by investing activities                                                     (1,662)            (866)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Financing Activities

Proceeds from long-term debt                                                               4,193               -
Payments on long-term debt                                                                (2,698)             (7)
Dividends paid                                                                               (11)              -
Proceeds from PCS common stock issued                                                        856               -
Advances from the FON Group                                                                   -               410
Equity transfers to the FON Group, net                                                        -              (125)
Current tax benefit used by the FON Group                                                     -               352
Other, net                                                                                    (6)              -
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash provided by financing activities                                                  2,334              630
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Decrease in Cash and Equivalents                                                            (157)              -
Cash and Equivalents at Beginning of Period                                                  173               -
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Cash and Equivalents at End of Period                                                 $       16       $       -
                                                                                     --- ------------- -- -------------











                        See accompanying Condensed Notes to Combined Financial Statements.

CONDENSED NOTES TO COMBINED FINANCIAL                           Sprint PCS Group
STATEMENTS (Unaudited)


The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the combined interim financial statements reflect all adjustments, consisting only of normal recurring accruals, needed to fairly present the PCS Group's combined financial position, results of operations and cash flows.

Certain information and footnote disclosures normally included in combined financial statements prepared according to generally accepted accounting principles have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1998 Form 10-K. Operating results for the 1999 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 1999.

--------------------------------------------------------------------------------
1. PCS Restructuring and Recapitalization
--------------------------------------------------------------------------------

In November 1998, Sprint's shareholders approved the formation of the FON Group and the PCS Group and the creation of the FON stock and the PCS stock. In addition, Sprint purchased the remaining ownership interests in Sprint Spectrum Holding Company, L.P. and PhillieCo, L.P. (together, Sprint PCS), other than a minority interest in Cox Communications PCS, L.P. (Cox PCS). Sprint acquired these ownership interests from Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc. (the Cable Partners). In exchange, Sprint issued the Cable Partners special low-vote PCS shares and warrants to acquire additional PCS shares. Sprint also issued the Cable Partners shares of a new class of preferred stock convertible into PCS shares. The purchase of the Cable Partners' interests is referred to as the PCS Restructuring.

Also in November 1998, Sprint reclassified each of its publicly traded common shares into one share of FON stock and 1/2 share of PCS stock. This recapitalization was tax-free to shareholders. Each Class A common share owned by France Telecom S.A. (FT) and Deutsche Telekom AG (DT) was reclassified to represent an equity interest in the FON Group and the PCS Group that entitles FT and DT to one share of FON stock and 1/2 share of PCS stock. These transactions are referred to as the Recapitalization.

In connection with the PCS Restructuring, FT and DT purchased 5.1 million additional PCS shares to maintain their combined 20% voting power in Sprint. The purchase of these additional shares by FT and DT is referred to as the Top-up.

The PCS stock is intended to reflect the performance of Sprint's domestic wireless personal communication services (PCS) operations. The FON stock is intended to reflect the performance of all of Sprint's other operations.

--------------------------------------------------------------------------------
2. Basis of Combination and Presentation
--------------------------------------------------------------------------------

The combined PCS Group financial statements, together with the combined FON Group financial statements, include all the accounts in Sprint's consolidated financial statements. The combined financial statements for each Group were prepared on a basis that management believes is reasonable and proper and include:

- the combined historical balance sheets, results of operations and cash flows for each of the Groups, with all significant intragroup amounts and transactions eliminated,
- an allocation of Sprint's debt, including the related effects on results of operations and cash flows, and
-        an allocation of corporate overhead after the PCS Restructuring date.

The PCS Group entities are commonly controlled companies and are wholly owned by Sprint. Transactions between the PCS Group and the FON Group have not been eliminated in the combined financial statements of either Group.

The PCS Group combined financial statements provide PCS shareholders with financial information about the PCS Group operations. Investors in FON stock and PCS stock are Sprint shareholders and are subject to risks related to all of Sprint's businesses, assets and liabilities. Sprint retains ownership and control of the assets and operations of each Group. Financial effects of either Group that affect Sprint's results of operations or financial condition could affect the results of operations or financial position of the other Group or the market price of the other Group's stock. Net losses of either Group, and dividends or distributions on, or repurchases of, PCS stock or FON stock, will reduce Sprint funds legally available for dividends on both Groups' stock. As a result, the PCS Group combined financial statements should be read along with Sprint's consolidated financial statements and the FON Group's combined financial statements.

Sprint PCS' 1998 results of operations have been consolidated. The Cable Partners' share of losses through the PCS Restructuring date has been reflected as "Other partners' loss in Sprint PCS" in the Combined Statements of Operations. Sprint PCS' financial position has been reflected on a consolidated basis at year-end 1998. The PCS Group's 1998 year-to-date cash flows reflect the operations of SprintCom, Inc. and Sprint's investment in Sprint PCS.

The PCS Group combined financial statements are prepared using generally accepted accounting principles. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or group equity as previously reported.

--------------------------------------------------------------------------------
3. Acquisition of Cox PCS
--------------------------------------------------------------------------------

In the 1999 second quarter, Cox Communications, Inc. exercised a put option requiring Sprint to purchase the remaining 40.8% interest in Cox PCS. Sprint issued 24.3 million shares of low-vote PCS stock in exchange for this interest. At that time, the shares were valued at $1.1 billion. Sprint accounted for the transaction as a purchase. The excess of the purchase price over the fair value of the net liabilities acquired totaled $1.2 billion and was allocated mainly to goodwill, which is being amortized over 40 years.

--------------------------------------------------------------------------------
4. Income Taxes
--------------------------------------------------------------------------------

The differences that caused the PCS Group's effective income tax rates to vary from the 35% federal statutory rate were as follows:

                                    Year-to-Date
                                   September 30,
                              -------------------------
                                 1999          1998
-------------------------------------------------------
                                     (millions)
Income tax benefit at the
   federal statutory rate     $   974     $     269
Effect of:
   State income taxes, net
     of federal income tax         56            22
     effect
   Goodwill amortization          (25)            -
   Other, net                       3             4
-------------------------------------------------------

Income tax benefit            $ 1,008     $     295
                              -------------------------

Effective income tax rate         36.2%        38.4%
                              -------------------------


--------------------------------------------------------------------------------
5.  Long-term Debt and Capital Lease Obligations
--------------------------------------------------------------------------------

In the 1999 year-to-date period, Sprint allocated $4.2 billion of debt to the PCS Group consisting mainly of senior notes with 5-year, 10-year, 20-year and 30-year maturities. These notes have interest rates ranging from 7.6% to 9.0%, which are based on rates the PCS Group would have been able to obtain from third parties as a direct or indirect wholly owned Sprint subsidiary, but without the benefit of any guaranty by Sprint or any member of the FON Group.

In the 1999 year-to-date period, the PCS Group repaid $2.7 billion of its revolving credit facilities and other borrowings. These borrowings were repaid with the long-term financing provided by Sprint.

--------------------------------------------------------------------------------
6. Group Equity
--------------------------------------------------------------------------------

                                         Year-to-Date
                                        September 30,
                                             1999
-------------------------------------------------------
                                          (millions)
Beginning balance                    $       3,755
Net loss                                    (1,796)
Common stock issued                          2,022
Other, net                                     (15)
-------------------------------------------------------

Ending balance                       $       3,966
                                     ------------------


--------------------------------------------------------------------------------
7. Litigation, Claims and Assessments
--------------------------------------------------------------------------------

PCS shareholders are subject to all of the risks related to an investment in Sprint and the PCS Group, including the effects of any legal proceedings and claims against the FON Group.

Seven purported class action suits were filed by shareholders in connection with the proposed merger of Sprint and MCI/WorldCom. The suits allege that Sprint's directors breached their fiduciary duties, and certain other duties, to shareholders by entering into the merger agreement with MCI/WorldCom. Management believes that the plaintiffs' claims are without merit.

Various other suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to the PCS Group's combined financial statements.

--------------------------------------------------------------------------------
8. Supplemental Cash Flows Information
--------------------------------------------------------------------------------

The PCS  Group's  cash paid  (received)  for  interest  and income  taxes was as follows:
                                    Year-to-Date
                                   September 30,
                              -------------------------
                                  1999         1998
-------------------------------------------------------
                                     (millions)
Interest (net of capitalized
   interest)                  $     278   $       -
                              -------------------------
Income taxes                  $    (673)  $       -
                              -------------------------


The PCS Group's noncash activities included the following:
                                    Year-to-Date
                                   September 30,
                              -------------------------
                                  1999         1998
-------------------------------------------------------
                                     (millions)
Capital lease obligations     $      86   $     438
                              -------------------------
Noncash activity in group
   equity                     $      25   $       -
                              -------------------------
Common stock issued for Cox
   PCS acquisition            $   1,146   $       -
                              -------------------------

--------------------------------------------------------------------------------
9. Subsequent Event
--------------------------------------------------------------------------------

In October 1999, Sprint announced a definitive merger agreement with MCI/WorldCom. Under the agreement, each share of Sprint FON stock will be exchanged for $76 of MCI/WorldCom common stock, subject to a collar. In addition, each share of Sprint PCS stock will be exchanged for one share of a new WorldCom PCS tracking stock and 0.1547 shares of MCI/WorldCom common stock. The terms of the WorldCom PCS tracking stock will be equivalent to those of Sprint PCS stock and will track the performance of the company's PCS business. The merger is subject to the approvals of Sprint and MCI/WorldCom stockholders as well as approvals from the Federal Communications Commission, the Justice Department, various state government bodies and foreign antitrust authorities. The companies anticipate that the merger will close in the second half of 2000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF                         Sprint PCS Group
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------
General
--------------------------------------------------------------------------------

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--General" for a discussion of the PCS Restructuring and the Recapitalization.

--------------------------------------------------------------------------------
Recent Developments
--------------------------------------------------------------------------------

In October 1999, Sprint announced a definitive merger agreement with MCI/WorldCom. Under the agreement, each share of Sprint FON stock will be exchanged for $76 of MCI/WorldCom common stock, subject to a collar. In addition, each share of Sprint PCS stock will be exchanged for one share of a new WorldCom PCS tracking stock and 0.1547 shares of MCI/WorldCom common stock. The terms of the WorldCom PCS tracking stock will be equivalent to those of Sprint PCS stock and will track the performance of the company's PCS business. The merger is subject to the approvals of Sprint and MCI/WorldCom stockholders as well as approvals from the Federal Communications Commission (FCC), the Justice Department, various state government bodies and foreign antitrust authorities. The companies anticipate that the merger will close in the second half of 2000.

--------------------------------------------------------------------------------
Sprint PCS Group
--------------------------------------------------------------------------------

The  PCS  Group  includes  Sprint's  domestic  wireless  personal  communication services (PCS) operations. It operates the only 100% digital PCS wireless network in the United States with licenses to provide service nationwide using a single frequency and a single technology. At the end of September 1999, the PCS Group, together with certain affiliates, operated PCS systems in 290 metropolitan markets, including the 50 largest U.S. metropolitan areas. The PCS Group has licenses to serve more than 270 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. The service offered by the PCS Group and its affiliates now reaches 180 million people. The PCS Group provides nationwide service through:

-    operating its own digital network in major U.S. metropolitan areas,
- affiliating with other companies, mainly in and around smaller U.S. metropolitan areas,
- roaming on other providers' analog cellular networks using dual-band/dual-mode handsets, and
- roaming on other providers' digital PCS networks that use code division multiple access.

The wireless industry typically generates a significantly higher number of subscriber additions and handset sales in the fourth quarter of each year compared to the remaining quarters. This is due to the use of retail distribution, which is dependent on the holiday shopping season; the timing of new products and service introductions; and aggressive marketing and sales promotions.



-------------------------------------------------------------------------------------------------------------------
Results of Operations
-------------------------------------------------------------------------------------------------------------------


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                         September 30,                          Variance
                                               ----------------------------------    -------------------------------
                                                    1999              1998                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $      844       $      320        $       524           163.8%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                     579              295                284            96.3%
   Selling, general and administrative                662              377                285            75.6%
   Depreciation and amortization                      393              213                180            84.5%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Total operating expenses                            1,634              885                749            84.6%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating loss                                 $     (790)      $     (565)       $      (225)          (39.8)%
                                               -- ------------- -- -------------- -- -------------

Operating loss before depreciation and
   amortization                                $     (397)      $     (352)       $       (45)          (12.8)%
                                               -- ------------- -- -------------- -- -------------



                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                         Year-to-Date
                                                         September 30,                          Variance
                                               ----------------------------------    -------------------------------
                                                    1999              1998                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $     2,184      $      788        $     1,396           177.2%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                    1,620             783                837           106.9%
   Selling, general and administrative               1,777           1,010                767            75.9%
   Depreciation and amortization                     1,112             536                576           107.5%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Total operating expenses                             4,509           2,329              2,180            93.6%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating loss                                 $    (2,325)     $   (1,541)       $      (784)          (50.9)%
                                               -- ------------- -- -------------- -- -------------

Operating loss before depreciation and
   amortization                                $    (1,213)     $   (1,005)       $      (208)          (20.7)%
                                               -- ------------- -- -------------- -- -------------



The PCS Group markets its products through multiple distribution channels, including its own retail stores as well as other retail outlets. Equipment sales to one retailer, and the related service revenues generated by such sales, accounted for 29% of net operating revenues in the 1999 third quarter and year-to-date periods.

Net Operating Revenues

Net operating revenues include subscriber revenues and sales of handsets and accessory equipment. Subscriber revenues consist of monthly recurring charges and usage charges. Net operating revenues increased 164% in the 1999 third quarter and 177% in the 1999 year-to-date period from the same 1998 periods reflecting a 168% increase in the number of customers over the past 12 months. The PCS Group added 720,000 customers in the 1999 third quarter and ended the quarter with nearly 4.7 million customers in 290 metropolitan markets nationwide. Average monthly service revenue per user (ARPU) was $54 for the 1999 third quarter compared to $55 for the same 1998 period. ARPU was $54 for the 1999 year-to-date period compared to $57 for the same 1998 period. ARPU has decreased from prior-year periods due to a wider acceptance of lower-priced, bundled minute rate plans.

Customer churn rates have improved from the 1998 third quarter and are currently in the mid-3% range. However, the churn rate in the 1999 third quarter increased from the first half of 1999. As a result, the PCS Group has implemented several initiatives designed to improve customer retention.

Approximately 18% of net operating revenues were from sales of handsets and accessories. As part of the PCS Group's marketing plans, handsets are normally sold at prices below the PCS Group's cost.

Operating Expenses

Costs of services and products mainly includes handset and accessory costs, interconnection costs, and switch and cell site expenses. These costs increased 96% in the 1999 third quarter and 107% in the 1999 year-to-date period from the same 1998 periods reflecting the significant growth in customers and expanded market coverage, partly offset by a reduction in handset unit costs.

Selling, general and administrative (SG&A) expense mainly includes salary and benefits costs as well as marketing costs to promote products and services. SG&A expense increased 76% in the 1999 third quarter and year-to-date periods from the same 1998 periods reflecting an expanded workforce to support subscriber growth and increased marketing and selling costs.

Acquisition costs per gross customer addition, including equipment subsidies, have improved from 1998 to the mid-$400 range in 1999. Lower handset unit costs and scale benefits from greater customer additions have contributed to the improvement.

Cash costs per user decreased more than 30% in the 1999 third quarter and more than 35% in the 1999 year-to-date period from the same 1998 periods. The improvements reflect good expense management and scale benefits of the increased customer base.

Depreciation and amortization expense consists mainly of depreciation of network assets and amortization of intangible assets. The intangible assets include goodwill, PCS licenses, customer base, microwave relocation costs and assembled workforce, which are being amortized over three to 40 years.

Depreciation and amortization expense increased 85% in the 1999 third quarter and 107% in the 1999 year-to-date period from the same 1998 periods reflecting amortization of intangible assets acquired in the PCS Restructuring in the 1998 fourth quarter and in the Cox PCS purchase in the 1999 second quarter. It also reflects depreciation of the network assets placed in service during 1999 and 1998. On a pro forma basis, assuming the PCS Restructuring occurred at the beginning of 1998, depreciation and amortization expense would have increased 56% in the 1999 third quarter and 46% in the 1999 year-to-date period from the same 1998 periods.

--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense

The effective interest rates in the following table reflect interest expense on long-term debt only. Interest costs on short-term borrowings classified as long-term debt and intergroup borrowings have been excluded so as not to distort the effective interest rate on long-term debt.


                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      1999             1998              1999              1998
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Effective interest rate on
   long-term debt(1)                                  8.5%             9.4%              8.8%              9.3%
                                              --- ------------- -- -------------- -- ------------- --- -------------

(1) The effective interest rate on long-term debt for the 1998 third quarter and year-to-date periods is on a pro forma basis as if Sprint PCS long-term debt had been included in the PCS Group's outstanding long-term debt balance during those periods.

The decrease in the PCS Group's effective interest rate for the 1999 third quarter and year-to-date periods mainly reflects increased borrowings with lower interest rates.

Effective with the PCS Restructuring, interest expense on borrowings incurred by Sprint and allocated to the PCS Group is based on rates the PCS Group would be able to obtain from third parties as a direct or indirect wholly owned Sprint subsidiary, but without the benefit of any guaranty by Sprint or any member of the FON Group. Interest expense of the PCS Group includes $45 million in the 1999 third quarter and $112 million in the 1999 year-to-date period resulting from the difference between Sprint's actual interest rates and the rates charged to the PCS Group. These costs are reflected in the effective interest rates above.

Other Partners' Loss in Sprint PCS

Prior to the PCS Restructuring, the PCS Group's ownership interest in Sprint PCS was accounted for using the equity method. In 1998, the Cable Partners' share of losses through the PCS Restructuring date has been reflected as "Other partners' loss in Sprint PCS" in the Combined Statements of Operations.

Other Income, Net

Other income mainly includes minority interest in Cox PCS of $20 million for the 1999 year-to-date period compared with $109 million for the same period a year ago. There is no minority interest in the 1999 third quarter compared to $37 million for the same period a year ago.

Income Taxes

See Note 4 of Condensed Notes to Combined Financial Statements for the differences that caused the effective income tax rates to vary from the statutory federal rate.

Extraordinary Item, Net

In the 1999 first quarter, Sprint terminated some of the PCS Group's revolving credit facilities and repaid, prior to scheduled maturities, the related outstanding balance of $1.7 billion. These facilities had interest rates ranging from 5.6% to 6.3%. This resulted in a $21 million after-tax extraordinary loss.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------

                          September 30,    December 31,
                              1999             1998
------------------------------------------------------
                                (millions)
Combined assets       $      17,460   $     15,138
                      --------------------------------


Net intangible assets increased $1.0 billion since year-end mainly reflecting the 1999 second quarter acquisition of the remaining interest in Cox PCS partly offset by year-to-date amortization.

Net property, plant and equipment increased $816 million since year-end mainly reflecting capital expenditures to support the PCS network buildout and expansion, partly offset by year-to-date depreciation.

In connection with the PCS Restructuring, Sprint adopted a tax sharing agreement that provides for the allocation of income taxes between the FON Group and the PCS Group. The current tax benefit receivable from the FON Group increased $202 million reflecting the PCS Group's 1999 year-to-date current income tax benefit recognized, offset by payments from the FON Group during the period.

Accounts receivable increased $239 million since year-end reflecting strong customer and revenue growth. Inventories increased $180 million since year-end in anticipation of strong fourth quarter sales.

--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

The PCS Group's year-to-date 1998 cash flows reflect the operations of SprintCom, Inc. and Sprint's investment in Sprint PCS and therefore are not comparable.

Operating Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             1999            1998
------------------------------------------------------
                                 (millions)
Cash flows provided
   (used) by
   operating
   activities          $     (829)    $        236
                       -------------------------------


Operating cash flows decreased $1.1 billion in the 1999 year-to-date period primarily reflecting increased operating losses for the PCS Group.

Investing Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             1999            1998
------------------------------------------------------
                                 (millions)
Cash flows used by
   investing
   activities          $   (1,662)    $       (866)
                       -------------------------------


Capital expenditures, which are the PCS Group's largest investing activity, totaled $1.6 billion in the 1999 year-to-date period, compared to $672 million for the same 1998 period for SprintCom, Inc. alone. Capital expenditures in both years were mainly for the buildout and expansion of the PCS network.

Financing Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             1999            1998
------------------------------------------------------
                                 (millions)
Cash flows provided
   by financing
   activities          $    2,334     $        630
                       -------------------------------


In the 1999 year-to-date period, financing activities reflect proceeds from long-term debt used mainly to repay existing debt and to fund capital expenditures and operating requirements. In addition, the PCS Group received $856 million of net proceeds from PCS common stock issuances. Financing activities for the 1998 year-to-date period reflect advances from and equity transfers to the FON Group as well as current tax benefits used by the FON Group.

Capital Requirements

The PCS Group's 1999 investing activities, mainly consisting of capital expenditures, are expected to be between $2.4 and $2.6 billion. Additional funds will be required to fund expected operating losses, working capital and debt service requirements of the PCS Group.

PCS preferred stock dividend payments are expected to total $15 million in 1999, including payments to the FON Group for its preferred intergroup interest.

Liquidity

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity" for a discussion of liquidity.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

Financial strategies are determined by Sprint on a centralized basis. See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Strategies."

--------------------------------------------------------------------------------
Year 2000 Issue
--------------------------------------------------------------------------------

The "Year 2000" issue affects the PCS Group's installed computer systems, network elements, software applications, and other business systems that have time-sensitive programs that may not properly reflect or recognize the year 2000. Because many computers and computer applications define dates by the last two digits of the year, "00" may not be properly identified as the year 2000. This error could result in miscalculations or system failures. The Year 2000 issue may also affect the systems and applications of the PCS Group's customers, vendors, resellers or affiliates.

The PCS Group has completed the inventory, assessment, renovation and testing of its computer systems, network elements, software applications, products and other business systems. Additional testing will continue for the remainder of the year to maintain Year 2000 readiness for all systems and networks. Substantially all of the PCS Group's software applications and network elements have met Sprint's Year 2000 Program requirements and have been deployed. The PCS Group is using both internal and external resources to identify, correct or reprogram, and test its systems for Year 2000 readiness. It expects Year 2000 compliance for all systems to be achieved in 1999.

The PCS Group has also contacted others with whom it conducts business to receive the proper warranties and assurances that those third parties, including affiliates, are or will be Year 2000 compliant. The PCS Group relies on third-party vendors for a significant portion of its important operating and computer system functions and is highly dependent on those third-party vendors to remediate and test network elements, computer systems, software applications and other business systems. However, the PCS Group has reviewed test results provided by its vendors to help ensure Year 2000 compliance. In addition, the PCS Group uses publicly available services that are acquired without contract, such as global positioning system timing signal, that may be affected by the Year 2000 issue. While the PCS Group believes these publicly available systems will be Year 2000 compliant, it has no contractual or other right to force compliance.

The PCS Group incurred approximately $40 million from inception through September 1999 for its Year 2000 remediation program and expects to incur approximately $10 million through the remainder of 1999. This program is designed to assure the proper functioning of critical and secondary elements for Year 2000 compliance. When this program is fulfilled, the PCS Group has a high degree of confidence that elements within its control will function through the upcoming date changes. However, there is a remaining risk stemming from elements vulnerable to the Year 2000 problem which are beyond the PCS Group's control. For example, the PCS Group interconnects with numerous third party carriers and utilities. The PCS Group has taken measures to assure that these third parties will continue to function through any date related difficulties, but ultimately the PCS Group does not have control over their success. The PCS Group is continuing to focus on identifying and addressing all aspects of its operations that may be affected by the Year 2000 issue.

The PCS Group is evaluating events beyond its control that could occur before and after the arrival of the year 2000. The PCS Group has reviewed its existing disaster recovery plans and developed additional contingency and business continuity plans to prepare for the year 2000. All of these plans were complete at the end of the third quarter. The PCS Group will implement, if necessary, appropriate contingency and business continuity plans to mitigate to the extent possible the effects of any Year 2000 noncompliance.

The PCS Group has reviewed the risks related to a worst case scenario that could result from a Year 2000 related failure. This scenario could result in a temporary disruption to normal business operations and could impact the PCS Group's financial performance. Based upon the work completed to date, the PCS Group believes that such an occurrence is unlikely. Nevertheless, certain elements related to the Year 2000 readiness of suppliers, utilities, interconnecting carriers and customers are beyond the PCS Group's control and could fail. At this point, the PCS Group does not believe that the failure of such elements could cause a major breakdown within its normal operations.


--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

See Sprint's  "Management's  Discussion and Analysis of Financial  Condition and
Results  of   Operations--Forward-looking   Information"  for  a  discussion  of
forward-looking information.